UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ORMAT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 NOTICE OF annual meeting of stockholders and proxy statement

MISSION

A global leader in renewable energy, developing and operating a geographically balanced portfolio of geothermal, recovered energy, and energy storage assets.

VALUES

CONSTANT RENEWAL We continually seek new challenges, advance new technologies, enter new fields and test new business models.	FULL COMMITMENT We are fully committed to our stakeholders and to building a sustainable future.
COURAGE We act with the certainty that comes from knowledge, experience, prudent risk management and an unwavering focus on delivering the best results for our clients.	CREATIVITY We understand and fully appreciate the uniqueness of the customers we serve, and the vital role creativity plays in finding the right solutions.
STABILITY It defines our workforce, technologies, products, facility performance and our firm financial foundation.

A LETTER FROM OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

April 21, 2026

DEAR FELLOW SHAREHOLDERS,

On behalf of the Board of Directors, Ormat’s Executive Management, and the entire Ormat team, we are grateful for your ongoing support and confidence as we reflect on a remarkable year of accomplishments. In 2025, we executed our strategic vision and strengthened our legacy as a leader in renewable energy solutions, achieving important milestones that demonstrate the strength of our business model and our ability to deliver consistent growth across our global operations.

OPERATIONAL EXCELLENCE AND MILESTONE ACHIEVEMENTS

2025 was a landmark year for Ormat as we proudly celebrated 60 years of our Company’s history while continuing to build a strong foundation for the future. This milestone reflects our enduring commitment to innovation, operational excellence, and sustainable energy development.

Our operational achievements this year were substantial. We brought the 35MW Ijen Geothermal Facility in Indonesia into commercial operation, further expanding our international presence and demonstrating our expertise in developing geothermal resources in diverse geological environments. In the United States, we commenced operations at the Lower Rio Energy Storage Facility in Texas and achieved COD for the 6MW Beowawe solar facility, showcasing our diversified approach to renewable energy generation.

A significant highlight was bringing online Arrowleaf, a 35MW/140MWh energy storage system paired with a 42MW solar project, which exemplifies our integrated approach to renewable energy solutions. We also expanded our geothermal portfolio with the strategic acquisition of the Blue Mountain Geothermal Power Plant in Nevada, adding proven assets to our growing portfolio.

GLOBAL EXPANSION AND COMMERCIAL PROGRESS

Our momentum extended across the globe as we continued to strengthen our market position through strategic partnerships and commercial agreements. We signed two GEECA agreements in Indonesia, executed a 10-year PPA with Calpine Energy Solutions, and entered into tolling agreements for two energy storage facilities in Israel, marking our first energy storage projects outside the United States.

In parallel, we accelerated our drilling program to bring geothermal projects to COD faster and signed more than 200MW in portfolio PPAs, positioning us well for continued growth in the coming years.

STRENGTHENING OUR LEADERSHIP AND INVESTING IN OUR PEOPLE

Alongside these business achievements, we strengthened our leadership team with the addition of Aron Willis and Daniel Moelk and continued to invest in what matters most - our people and the communities where we operate. Supporting employee growth, development, and well-being remains a core part of Ormat’s culture, and we remain deeply committed to ensuring every employee has opportunities to thrive. We also continued our efforts to engage meaningfully with the communities in which we operate, creating positive economic impact and fostering strong local partnerships that support our long-term success.

ADVANCING INNOVATION AND TECHNOLOGY

Throughout the year, we continued to advance next-generation geothermal technologies through strategic collaborations with SLB and Sage Geosystems. These partnerships are pioneering innovative solutions to enhance efficiency and unlock new geothermal resources, helping shape the future of clean energy and positioning Ormat at the forefront of technological advancement in our industry.

LOOKING FORWARD

As we look ahead, we remain optimistic about Ormat’s future and our ability to capitalize on the growing global demand for clean, reliable energy solutions. Our diversified portfolio, strong balance sheet, and experienced team position us well to continue delivering value to all stakeholders.

Thank you for your continued trust and investment in Ormat Technologies. Your support enables us to pursue our mission of providing sustainable energy solutions that benefit communities around the world. We invite you to review the enclosed proxy materials and participate by voting your shares on the matters presented.

Isaac Angel Chairman of the Board	Doron Blachar Chief Executive Officer

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 01

02 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

NOTICE OF 2026 ANNUAL MEETING

OF STOCKHOLDERS

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2026 Annual Meeting of Stockholders (the “Annual Meeting” or the “2026 Annual Meeting”). The Annual Meeting will be held on June 2, 2026 at 9:00 a.m., Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

This summary highlights information about the Company and certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

DATE Tuesday, June 2, 2026	TIME 9:00 a.m. Eastern Daylight Time	LOCATION Virtual at https://edge.media-server.com/mmc/p/p3grfokd	RECORD DATE April 8, 2026

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal		Board Vote Recommendation	Page
1	Election to our Board of Directors of the eight director nominees	FOR each of the nominees	15
2	Advisory vote on the compensation for our named executive officers	FOR	34
3	Ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm	FOR	64

Stockholders will also transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

WHO CAN VOTE: The record date for the Annual Meeting is April 8, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

VOTING: Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail, or otherwise virtually at the Annual Meeting. Please review the instructions on the proxy card (or, if you hold your shares in “street name” through a broker, bank or other nominee, voting instruction form) regarding each of these voting options.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2026:

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Fiscal 2025”), via the Internet at https://www.astproxyportal.com/ast/13766, as well as how to vote online or by telephone. We are first making this Proxy Statement and the accompanying materials available to our stockholders on or about April 21, 2026.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 03

I NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

CASTING YOUR VOTE

CASTING YOUR VOTE

How to Vote
	Internet Visit the applicable voting website and follow the on-screen instructions.	Telephone Within the United States, U.S. Territories and Canada, call toll-free.	Mail Complete, sign and mail your proxy card (if a stockholder of record) or voting instruction form (if a street name holder) in the self-addressed envelope provided to you.	Virtually Attend the Annual Meeting and cast your vote on the meeting website.
Stockholders of Record (Shares registered in your name with Ormat’s transfer agent)	www.voteproxy.com	+1 (800) 776-9437		https://edge.media-server.com/mmc/p/p3grfokd password: ormat2026
Street Name Holders (Shares held through a broker, bank or other nominee)	Refer to voting instruction form.	Refer to voting instruction form.		Refer to voting instruction form.

If you own shares that are traded through the Tel Aviv Stock Exchange (“TASE”), you may vote your shares in one of the following ways:

•
By Mail / E-Mail. Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee), indicating that you were the beneficial owner of the shares as of the record date of April 8, 2026 (the “Record Date”), and return the proxy card, along with the ownership certificate, by mail, to the Company’s registered office, 1 Shidlovsky Street, Yavne 8122101, Israel, or by e-mail, to corporate_secretary@ormat.com, to be received no later than 6:59 a.m., Israel time, on Tuesday, June 2, 2026. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.
•
By Voting Electronically. Vote your shares through the electronic voting system of the Israel Securities Authority (https://votes.isa.gov.il), subject to proof of ownership of the shares on the Record Date, as required by law. Voting through the electronic voting system will be allowed until 6:59 a.m., Israel time, on Tuesday, June 2, 2026. You may receive guidance on the use of the electronic voting system from the TASE member through which you hold your shares.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Doron Blachar, our Chief Executive Officer, Assaf Ginzburg, our Chief Financial Officer, and Jessica Woelfel, our General Counsel, Chief Compliance Officer and Corporate Secretary, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. You may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

By Order of the Board of Directors.

JESSICA WOELFEL
General Counsel, Chief Compliance Officer and
Corporate Secretary
April 21, 2026

04 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

2026 PROXY STATEMENT SUMMARY

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2026 Annual Meeting of Stockholders (the “Annual Meeting” or the “2026 Annual Meeting”). The Annual Meeting will be held on June 2, 2026 at 9:00 a.m. Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

This summary highlights information about the Company and certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

At Ormat, we're always on, delivering renewable power and energy solutions to our customers around the clock and around the world. Geothermal power, recovered energy, solar PV, and energy storage are our expertise, commitment, and focus.

With more than 60 years of experience, Ormat is a leading geothermal company and a growing force in energy storage. We are the only vertically integrated company in geothermal and recovered energy generation, designing, manufacturing, owning, and operating power plants worldwide based on the Ormat Energy Converter. To date, we have engineered and constructed plants totaling approximately 3,600 MW of gross capacity. Building on these core capabilities and our global presence, we have significantly expanded our energy storage segment, which has become an increasingly important part of our business, and operate approximately 495MW/1358MWh of gross storage capacity.

A Leading Renewable Energy Provider

60 Years of experience	Own & operate 1.8GW Geothermal, Storage, Solar & REG	Approximately 1,650 Employees

ELECTRICITY 70% of 2025 revenues	PRODUCT 22% of 2025 revenues	ENERGY STORAGE 8% of 2025 revenues

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 05

Our Current Global Portfolio

Ormat's geographically diverse portfolio spans operations across multiple continents, reflecting decades of global expansion and positioning the Company for continued growth across its geothermal, recovered energy, solar PV, and energy storage segments.

Energy Storage portfolio (495 MW / 1,358 MWh)

ISONE
2 MW/
5 MWh
PJM
120 MW/
120 MWh
CAISO
250 MW/
960 MWh
ERCOT
93 MW/
153 MWh
HELCO
30 MW/
120 MWh

UNITED STATES 796MW Geothermal	GUATEMALA 40MW Geothermal	KENYA 150MW Geothermal
200MW Solar PV 50MW REG	HONDURAS 30MW Geothermal	INDONESIA** 59MW Geothermal
495MW/1,358MWh Energy Storage	GUADELOUPE	TURKEY
	15MW Geothermal	ISRAEL

Ormat power plants Capacity (MW) Ormat manufacturing facilities

* The information presented is correct as of the publication of this report.

** Ormat owns a 12.75% interest in the 330MW Sarulla Complex and a 49% interest in the 35MW Ijen Complex.

Ormat’s current total generating portfolio is approximately 1.8 GW and encompasses a diverse range of geothermal, solar PV, battery storage, and REG assets strategically distributed across the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe. We are committed to identifying opportunities and mitigating risks associated with climate change, and we actively strive to minimize our environmental impact in areas such as climate, water use, and waste reduction. Our geothermal power plants emit significantly lower levels of carbon dioxide compared to coal or other fossil fuel-based power plants, while providing a consistent and stable power supply, making them an ideal source of renewable ‘baseload’ power.

I 2026 PROXY STATEMENT SUMMARY

06 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

2026 PROXY STATEMENT SUMMARY I

Ormat is Well-Positioned in the Value Chain

For geothermal energy, REG, solar, and energy storage

Key Highlights
Strong Financial Positioning Installed capacity growth (MW)	Financial Strength: 2025 results

8%
Energy Storage
Segment $79M
22%
Product
Segment
$217M
70%
Electricity
Segment
$694M
$990M
Revenues

$127M 2025 Net income(1)

Revenues Growth ($m)	Electricity: Diversified Portfolio

(1)
Net Income attributable to the Company’s stockholders.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 07

Strategic Highlights
•	In January 2025, signed a 10-year PPA with Calpine Energy Solutions for 15MW from Mammoth 2, replacing the existing SCE contract at a higher price.
•	In February 2025, awarded two 15-year tolling agreements in Israel for 300MW/1,200MWh of energy storage capacity (50/50 JV with Allied Infrastructure).
•	In February 2025, achieved COD for Ijen geothermal plant in Indonesia (17MW net to Ormat), a JV with Medco Power.
•	In May 2025, signed a $62 million hybrid tax equity partnership covering the Lower Rio and Arrowleaf projects.
•	In June 2025, secured up to $49.8 million in financing for our 10MW geothermal project in Dominica.
•	In June 2025, acquired Blue Mountain geothermal plant (20MW) in Nevada for $88.7 million, with planned capacity upgrades.
•	In July 2025, closed a tax equity partnership for Heber 1 & 2, monetizing tax benefits of ~$77 million upfront plus ~26 million in future installments.
•	In July 2025, secured up to €99.8 million in financing for our new Bouillante geothermal plant in Guadeloupe.
•	In August 2025, entered into a strategic agreement with Sage Geosystems to pilot advanced pressure geothermal technology at an existing Ormat power plant.
•	In August 2025, signed two geothermal exploration agreements (GEECAs) with PLN for up to 40MW of geothermal capacity in Indonesia under 23-year BOT arrangements.
•	In August 2025, extended our Heber 1 PPA with SCPPA for 25 years (52MW), effective February 2026.
•	In September 2025, commenced commercial operations of our 60MW/120MWh Lower Rio storage facility in Texas.
•	In October 2025, partnered with SLB to accelerate development and commercialization of EGS technology, including an EGS pilot at an existing Ormat power plant.
•	In December 2025, achieved COD for Arrowleaf, our first hybrid project (42MW solar/35MW-140MWh storage), and received ~$38 million from a hybrid tax equity partnership signed in May 2025.
•	In January 2026, signed a 20-year PPA with Switch for 13MW from our Salt Wells facility to support Switch's data centers.
•	In January 2026, awarded the Telaga Ranu geothermal concession in Indonesia (~40MW potential) through competitive tender.
•	In January 2026, made a $25 million equity investment in Sage Geosystems as part of our EGS expansion strategy.
•	In January 2026, acquired Hoku, a 30MW solar/30MW-120MWh storage facility in Hawaii.
•

In February 2026, entered into a long-term geothermal portfolio PPA to provide Google up to 150MW of new capacity in Nevada, with deliveries expected between 2028 and 2030, pending Nevada PUC approval.

•	In March 2026, commenced commercial operation of our 80MW/320MWh Shirk energy storage facility in California.
•	In March 2026, closed an upsized $1 billion convertible senior notes offering.

Arrowleaf Solar and Storage

I 2026 PROXY STATEMENT SUMMARY

08 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

Sustainability Strategy

Ormat has been sustainably operating since 1965, and we remain committed to providing renewable energy safely, economically, and in an environmentally responsible manner. We are committed to accomplishing our goals in a transparent, ethical manner that supports the development and growth of our employees, partners, investors, and the communities in which we operate. As such, a focus on environmental, social, and governance issues is part of our DNA, and we seek to ensure that our business and ESG strategies are fundamentally aligned. We have set a target of five percent annual average GHG emissions intensity (tCO2e/MWh) reduction in Scope 1 (direct emissions) and Scope 2 (indirect emissions) GHG emissions measured against the 2019 base levels and have exceeded this target each year measured.

We also align our disclosures with certain recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”), as well as with the GRI Standards and SASB standards.

At the core of our business strategy, we strive to advance a number of goals and work toward accomplishing them in several ways:

Increasing clean energy production capacity

We aim to deliver more renewable energy through the development and construction of new geothermal power plants to both our own portfolio and to third parties, expansion of our geographical reach, and acceleration of our energy storage assets.

Prioritizing and developing our people We seek to provide a diverse and inclusive working environment where employees can fulfill their professional goals, and to instill a safe workplace culture.

Promoting innovation in all our activities

We strive to establish and operate our sites in the most innovative way, and our R&D department regularly searches for innovations to improve the efficiency of our operations, including environmental performance, at existing and new sites.

We report our progress on environmental goals and commitments annually in our Sustainability Reports, including, but not limited to, our climate change mitigation measures, biodiversity conservation, and water management efforts. A copy of our most recent Sustainability Report is accessible, free-of-charge, in the Sustainability section of our website at www.ormat.com. The contents of our website, including the Sustainability Reports, are not part of or otherwise incorporated by reference into this Proxy Statement.

Committed to People and Communities

At Ormat, we are committed to the advancement and development of people—both our employees and the members of the communities where we operate. We believe in promoting an environment that encourages the development of innovative, diverse ideas and are committed to hiring from local communities. As of December 31, 2025, we employed approximately 1650 employees worldwide.

Commitment to a fair supply chain

We see great importance in managing a fair supply chain and working with suppliers and business partners with good human rights practices, and we are committed to complying with applicable laws and human rights commitments.

Maintaining synergy with the communities in which we operate

We work to understand the needs and concerns of local communities near our sites, and to build lasting relationships and community engagement programs that meet their needs.

Strong values for solid governance

We strive to conduct our business everywhere with honesty and integrity, and we believe candor, openness, and fairness must be demonstrated by every Ormat employee, manager, and director at all times.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 09

2026 PROXY STATEMENT SUMMARY I

Our people are at the heart of everything we do. Ormat is committed to powering a sustainable future by investing in our employees, protecting the environments where we operate, and strengthening the communities we serve around the world

Sustainability Highlights

Environment*	Social	Governance
23% decrease in operational emissions intensity since 2019**	27% Women in VP‑level positions

Our corporate governance practice is defined by honesty, openness and fairness. We are constantly improving our governance and our level of disclosure on related topics, such as anti‑corruption, executive remuneration and regulatory compliance

2.5M tCO2e Avoided emissions compared to the local grid benchmarks	31.1 Average training hours per employee	3 out of 5 Board committees are led by women
B ("MANAGEMENT") CDP score maintained, reflecting our strengthened climate action	~60% Lower Total Recordable Incident Rate than industry average	50% Female representation in our Board of Directors

* Environmental data is taken from our most recent sustainability report, which provides information as of December 31, 2024. ** Scope 1 and 2 GHG emissions intensity by generation

I 2026 PROXY STATEMENT SUMMARY

10 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

You are being asked to vote on the following eight nominees for directors to serve on our Board for a one-year term expiring at the 2027 Annual Meeting of Stockholders. Information about each director’s experiences, qualifications, attributes and skills can be found in the sections below. The below chart shows the membership of our director nominees on the committees before the Annual Meeting. For information on membership after the Annual Meeting, see “Proposal 1 - Election of Directors - How our Board is Organized and Governed - Board Committees.”

VOTING ROADMAP

This summary highlights select information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before submitting your proxy and voting instructions.

PROPOSAL 1	The Board recommends a vote FOR each director nominee.
Election of Eight Directors See page 15

BOARD AND GOVERNANCE HIGHLIGHTS

Board Nominees

				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating & Corporate Governance	Investment	Sustainability
Isaac Angel	69	2020
Ravit Barniv	62	2024
Karin Corfee	65	2022
David Granot	79	2012
Michal Marom	56	2022
Dafna Sharir	57	2018
Stanley B. Stern+	68	2015
Byron G. Wong	74	2017

Chairman of the Board	Chair of Committee	+	Lead Independent Director

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 11

I VOTING ROADMAP

BOARD AND GOVERNANCE HIGHLIGHTS

Our Experienced and Balanced Board

Board Skills and Experience
Senior Leadership and Strategy Experience as a senior executive at a large organization	8/8
Public Company Corporate Governance Experience serving on the board of a public company and/or a strong understanding of corporate governance best practices	6/8
Finance and Accounting Experience in financial accounting and reporting, auditing processes and standards, internal controls and/or corporate finance	8/8
Capital Markets Experience with a range of capital raising transactions	7/8
Sustainability Experience with corporate sustainability and social responsibility practices	4/8
Capital Projects Experience overseeing, managing or advising on large‑scale capital projects	5/8
Business Development Experience with developing and implementing strategies for growth, including M&A transactions	7/8
Energy Industry Experience in the energy, power generation, renewables and/or utility sectors	5/8
International Business Experience with managing international operations	4/8
Information Technology/Cybersecurity Experience in information technology, including the importance of maintaining stakeholder trust through protecting their information	5/8

12 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

VOTING ROADMAP I

BOARD AND GOVERNANCE HIGHLIGHTS

Corporate Governance Highlights

Board independence	Executive sessions	Board evaluation
All directors are independent under NYSE standards and all committees are made up entirely of independent directors.	Independent members of the Board and each of the committees meet regularly in executive session with no members of management present.	Each of the Board and its committees evaluates and discusses its respective performance and effectiveness annually.

Engagement with stockholders	Director accountability	Time commitment
The Board and Management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement.	All directors must be elected annually, by majority vote of the stockholders (except in contested elections, where they are elected by plurality).	We maintain stringent internal over‑boarding standards for our directors, which reflect the standards of ISS and Glass Lewis. None of our directors is currently over‑boarded under such standards.

Compensation review	Risk oversight	Board refreshment
The Compensation Committee reviews the appropriateness of our executive officer and director compensation.	The Board and committees regularly review their oversight of risk and the allocation of risk oversight among the committees.	Subject to certain exceptions, directors will not be nominated for re‑election to the Board if they have served on the Board for more than 15 years at the time of such proposed nomination.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 13

I VOTING ROADMAP

EXECUTIVE COMPENSATION HIGHLIGHTS

PROPOSAL 2	The Board recommends a vote FOR this proposal.
Advisory Vote on Executive Compensation See page 34

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program consists of three elements, namely, annual salary, annual bonus and equity awards, with an emphasis on at-risk and/or long-term compensation.

	Element	Form	Metrics and Key Features
01	Annual Salary	Fixed Cash	Set at levels that reflect competitive compensation averages for similar executives
02	Management Plan	Annual Performance- Based Plan	A mix of quantitative and qualitative metrics: Company Performance Metric • Revenue • Adjusted EBITDA Individual Performance Metrics • Financial and operational CEO Goals • Qualitative
03	Long-Term Equity Awards	Performance Stock Units (PSUs)

Represents 60% of long-term equity awards

Vesting: 3-year performance period and service period vests equally over three years.

Performance Metrics:

•
50% relative TSR
•
50% Megawatts (low-carbon capacity targets)

		Restricted Stock Units (RSUs)	Represents 40% of long-term equity awards Vesting: 3 years

PROPOSAL 3	The Board recommends a vote FOR this proposal.
Ratification of Appointment of Independent Registered Public Accounting Firm See page 64

14 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of eight members, each of whom is standing for reelection. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of nominees for a one-year term expiring in 2027: Isaac Angel, Ravit Barniv, Karin Corfee, David Granot, Michal Marom, Dafna Sharir, Stanley B. Stern, and Byron G. Wong. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Isaac Angel, Ravit Barniv, Karin Corfee, David Granot, Michal Marom, Dafna Sharir, Stanley B. Stern, and Byron G. Wong, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election, the persons named in the proxy will have the right to use their discretion to vote for a substitute in accordance with SEC rules.

Election of each director nominee requires the affirmative vote of the holders of a majority of votes cast for the election of each director at the Annual Meeting. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2026

The following information describes the offices held and other business directorships of each nominee required to be disclosed by SEC rules. Beneficial ownership of equity securities of the nominees is shown under the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Age 69 Member of our Board since July 2020 Independent Director Chairman of the Board	ISAAC ANGEL
DIRECTOR QUALIFICATIONS:
• Extensive experience with our Company, management experience and institutional and strategic knowledge about our energy market, industry and our business
BACKGROUND:

Mr. Angel has served as Chairman of our Board since January 2021, and served as Executive Chairman of our Board from July 2020 to December 2020. Mr. Angel was also our CEO from 2014 to July 2020. Previously, Mr. Angel served as chairman of the board of directors of Gilat Satellite Networks Ltd. (Nasdaq: GILT), a U.S. public company, from March 2020 to March 2023, as a director of Frutarom Ltd. from 2008 until 2016 and Retalix Ltd. from 2012 until 2013, and as executive chairman of LeadCom Integrated Solutions Ltd. from 2008 to 2009. From 2006 to 2008, Mr. Angel served as Executive Vice President, Global Operations of VeriFone after it acquired Lipman Electronic Engineering Ltd. (“Lipman”), and from 1979 to 2006, he served in various positions at Lipman, including as its President and CEO.

Age 62 Member of our Board since May 2024 Independent Director • Audit Committee • Sustainability Committee • Investment Committee	RAVIT BARNIV
	DIRECTOR QUALIFICATIONS:	EDUCATION:
• Extensive management, financial and corporate governance experience • Extensive experience in highly-regulated industries

• BA, Economics and Philosophy, Tel Aviv University

• MBA, Finance, Tel Aviv University

• MA, Governance, specialization in counterterrorism, IDC Herzliya (now Reichman University)

• MBA, Healthcare Innovation, IDC Herzliya (now Reichman University)

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:
• Strauss Group Ltd.

BACKGROUND:

Ms. Barniv was previously a member of our Board from November 2015 until May 2021 and currently serves on the Board of Directors of Strauss Group Ltd. (TASE: STRS), a leading food and beverage company based in Israel. Ms. Barniv is on the board and is a member of the compensation committee of Lahav Managerial Studies at Tel-Aviv University. Ms. Barniv previously served as the chairperson of the board of directors of Tnuva Group, the largest food group in Israel, from 2013 to 2015, as a board member of Clalit Health Care, Israel’s largest healthcare provider, from November 2016 to October 2022, and as a chairperson of the board of directors of Shikun & Binui Ltd., an infrastructure, real estate and renewable energy group in Israel, from 2007 to 2012. Ms. Barniv served and as CEO of Netvision Communications, an internet service provider and provider of integration and telecommunication services, from 2001 to 2007.

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I PROPOSAL 1 ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2026

Age 65 Member of our Board since June 2022 Independent Director • Audit Committee • Sustainability Committee (Chair)	KARIN CORFEE
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Depth of experience in the energy sector and expertise with strategic planning, renewables, energy storage, sustainability and stewardship	• BS, Political Economy of Natural Resources, University of California at Berkeley • MS, Civil Engineering, Stanford University

BACKGROUND:

Ms. Corfee has over three decades of experience assisting large corporations, utilities, government agencies, and investors with clean energy transition strategies. Ms. Corfee has served on the board of directors of ClimeCo, a privately held global carbon management and sustainability company, since September 2021 and the Center for Resource Solutions, a non-profit that creates policy and market solutions to advance renewable energy, since March 2015. She is the founder and CEO of KC Strategies LLC, a business consultancy firm since April 2021. Previous work experience includes serving as Vice President of Professional & Advisory Services at Kevala, Inc., a power grid analytics company, from October 2021 to June 2022 where she built their professional advisory services team. From October 2019 through April 2021, Ms. Corfee served as a Partner at Guidehouse, a management consulting firm, where she oversaw the firm’s western energy practice. Ms. Corfee also served as Managing Director at Navigant Consulting, Inc., a management consulting firm from 2011 to its acquisition by Guidehouse in October 2019. Ms. Corfee also served as a Vice President at KEMA, Inc. (now DNV), a global energy consultancy company, from 1998 to 2011. Prior to consulting, Ms. Corfee worked for electric and gas utilities in North America, including Pacific Gas and Electric Company, City of Palo Alto Utilities, and Union Electric Company (now Ameren Corporation).

Age 79 Member of our Board since May 2012 Independent Director • Nominating and Corporate Governance Committee • Investment Committee (Chair)	DAVID GRANOT
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive management, banking, and financial experience, and overall business knowledge	• BA, Economics, Hebrew University • MBA, Hebrew University
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • M.L.R.N. Projects and Trading Ltd. (Chairman) • CLAL Insurance Enterprises Holdings Ltd.

BACKGROUND:

Mr. Granot currently serves on the boards of directors of M.L.R.N. Projects and Trading Ltd. (where he is Chairman of the board) (TASE: MLRN), CLAL Insurance Enterprises Holdings Ltd. (TASE: CLIS), which are all public companies in Israel. He also serves on the boards of directors of Sonol Israel Ltd., a private company in Israel, and as the Chairman of the Investment Committee of Tel Aviv University. During the past five years, Mr. Granot served as a member of the boards of directors of the following non-U.S. public and private companies, for which he no longer serves as a director: Bezeq The Israel Telecommunication Corp. Ltd., Rav‑Bariach (08) Industries Ltd., Akerstein Ltd., Fritz Companies Israel T. Ltd. (chairman), Alrov (Israel) Ltd., Geregu Power Plc, Harel Insurance, Investments and Financial Services Ltd. (chairman of the Nostro investments committee), Calcalit Jerusalem Ltd., Tempo Beverages Ltd., and Protalix BioTherapeutics, Inc. (NYSE: PLX). From 2001 through 2007, Mr. Granot was the Chief Executive Officer of the First International Bank of Israel Ltd.

16 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS I

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2026

Age 56 Member of our Board since June 2022 Independent Director • Audit Committee (Chair) • Compensation Committee	MICHAL MAROM
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive corporate governance and financial experience	• BA, Business, Israeli College of Management Academic Studies • MSF, Baruch College
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Paz Energy • Ayalon Insurance Company Ltd. • ISROTEL Ltd.

BACKGROUND:

Ms. Marom serves on the board of directors and the compensation committee of Ayalon Insurance Company Ltd (TASE: AYOL), one of the six largest insurance and finance companies in Israel, Paz Energy (TASE: PAZ), a leading energy company in Israel; and ISROTEL (TASE: ISRO), the largest hotel and hospitality company in Israel, which are all public companies in Israel. Additionally, she previously served as a director of Union Bank of Israel, which subsequently was acquired by Bank Mizrahi-Tefahot, as the Chair of the Audit Committee of Halman Aldubi, an investment firm, which subsequently was acquired by The Phoenix Holdings Ltd. from 2011 to 2015. Ms. Marom served as the Chief Financial Officer of Linkury Ltd., an Israeli high-tech company she co-founded in 2011. She previously served on the boards of the following public and private Israeli companies: OPC Energy Ltd. (TASE: OPCE), the largest supplier of electrical power in Israel, Partner Communications Ltd. (TASE: PTNR), from 2021 to 2023, Dan Transportation Ltd., from 2014 to 2022, and REE Automotive Ltd. from July 2021 to February 2025. Ms. Marom is a certified public accountant in Israel and also acts as a consultant providing strategic advice on business models and financial transactions.

Age 57 Member of our Board since May 2018 Independent Director • Compensation Committee (Chair) • Nominating and Corporate Governance Committee	DAFNA SHARIR
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive domestic and international financial and legal experience, specifically in mergers and acquisitions	• BA, Economics, Tel Aviv University • LLB, Tel Aviv University School of Law • LLM, New York University School of Law • MBA, INSEAD
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Cognyte Software Ltd. • Gilat Satellite Networks Ltd.

BACKGROUND:

Ms. Sharir has served on the board of directors of Gilat Satellite Networks Ltd. (Nasdaq: GILT), a U.S. public company, since 2016, and on the board of directors of Cognyte Software Ltd. (Nasdaq: CGNT), a U.S. public company, since 2022 She also serves on the board of directors of Minute Media Inc., a private company, since 2021. From 2013 to 2018, she served on the board of directors of Frutarom Industries Inc., and from 2012 to 2015, she served on the board of directors of Ormat Industries Inc., which was merged into Ormat Systems Ltd. (“Ormat Systems”) in February 2015. Since 2005, Ms. Sharir has served as a consultant, providing mergers and acquisitions advisory services, including with respect to due diligence, structuring, and negotiation, to public and private companies around the world. From 2002 to 2005, she served as Senior Vice President—Investments of AMPAL-American Israel Corporation, formerly a U.S. public company, and was responsible for all of its acquisitions and dispositions. From 1999 to 2002, she served as Business Development—Director of Mergers and Acquisitions at AMDOCS and was responsible for international acquisitions and equity investments.

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I PROPOSAL 1 ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2026

Age 68 Member of our Board since November 2015 Lead Independent Director • Compensation Committee • Nominating and Corporate Governance Committee (Chair) • Investment Committee	STANLEY B. STERN
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive management, strategic analysis, banking and financial experience across a broad spectrum of industries	• BA, Economics and Accounting, City University of New York, Queens College • MBA, Harvard University
OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS: • Audiocodes, Inc. • Radware Ltd. • Tigo Energy, Inc.

BACKGROUND:

Mr. Stern is the Managing Partner of Alnitak Capital, which he founded in 2013 to provide board level strategic advisory services and merchant banking services, primarily in technology, energy and healthcare related industries. From 1981 to 2000 and from 2004 to 2013, he was a Managing Director at Oppenheimer & Co, where, among other positions, he was head of the investment banking department and technology investment banking group. He also held positions at Salomon Brothers, STI Ventures and C.E. Unterberg. Mr. Stern serves as a member of the board of directors of the following U.S. public companies: AudioCodes, Ltd. (Nasdaq: AUDC) since 2012, Tigo Energy, Inc. (Nasdaq: TIGO) since 2015 and Radware Ltd. (Nasdaq: RDWR) since September 2020. Mr. Stern previously served from 2015 to 2018 as the chairman of the board of directors of SodaStream International Ltd., a U.S. public company, until its sale to Pepsico in 2018, and as a member of the board of directors of the following public companies, for which he no longer serves as a director: Given Imaging Ltd., Fundtech Inc., Tucows, Inc. (chairman), Polypid Ltd., Odimo, Inc., and Ekso Bionics Holdings, Inc. (lead independent director).

Age 74 Member of our Board since July 2017 Independent Director • Audit Committee • Sustainability Committee	BYRON G. WONG
	DIRECTOR QUALIFICATIONS:	EDUCATION:
	• Extensive experience and proficiency in understanding, developing and managing energy and power projects globally	• BA, Economics, University of California, Los Angeles • MBA, University of California, Los Angeles

BACKGROUND:

Mr. Wong has been a private energy consultant following his retirement from Chevron Corporation (“Chevron”) at the end of 2012 after more than 31 years with Chevron, its affiliates and predecessor companies. While at Chevron, from 2001 to 2012, Mr. Wong was Senior Vice President — Commercial Development (Asia) for Chevron Global Power Company, managing a team of professionals in identifying and developing opportunities for independent power projects to monetize Chevron’s gas in the region, and also participating as a member of a decision review board for overseeing Chevron’s geothermal development opportunities in Indonesia and the Philippines. Prior to the merger with Chevron in 2001, Mr. Wong established and staffed the initial Asian office location for Texaco Power and Gasification in Singapore in 1999. Before moving to Singapore, from 1995 to 1999. Mr. Wong was based in London with Texaco Europe: first as the Director of New Business Development (Downstream) for Central/ Eastern Europe and Former Soviet Union, with primary responsibility for developing Texaco’s downstream entry into this region, and later, from 1998 to early 1999 as Vice President of Upstream Corporate Development for Europe, Eurasia, Middle East and North Africa, focusing on opportunities for upstream oil and gas mergers, divestments and acquisitions.

18 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS I

OUR BOARD’S SKILLS, EXPERIENCE AND BACKGROUNDS

OUR BOARD’S SKILLS, EXPERIENCE AND BACKGROUNDS

Board Highlights

6 directors with gender and/or ethnic or racial diversity	1 director who is a former CFO

3 directors who are current or former CEOs	4 directors with international experience

Board Credentials and Characteristics

In considering each director nominee, the Nominating and Corporate Governance Committee and the Board evaluated such person’s key qualifications, skills, experience and perspectives that he or she could bring to the Board, as well as existing commitments to other businesses, professional experience, understanding of the Company’s business environment and the composition and combined expertise of the existing Board. Certain of the skills considered by the Board are summarized in the matrix below. The fact that a particular qualification, skill, experience or perspective is not listed below does not mean that the nominee does not possess it or that the Nominating and Corporate Governance Committee and the Board did not evaluate it.

The Nominating and Corporate Governance Committee also considers factors such as age, gender and ethnic and racial background as set forth in the Company’s Corporate Governance Guidelines. In addition, under our Corporate Governance Guidelines, our Board shall at all times include a minimum of two female directors, subject to periods of director transitions. The Nominating and Corporate Governance Committee makes recommendations to the Board to ensure it is composed of directors with sufficiently diverse and independent backgrounds. The matrix below also provides additional information regarding our directors’ self-identified gender and race/ethnicity.

Board Skills and Experience
	Isaac Angel	Ravit Barniv	Karin Corfee	David Granot	Michal Marom	Dafna Sharir	Stanley Stern	Byron Wong
Senior Leadership and Strategy Experience as a senior executive at a large organization
Public Company Corporate Governance Experience serving on the board of a public company and/or a strong understanding of corporate governance best practices
Finance and Accounting Experience in financial accounting and reporting, auditing processes and standards, internal controls and/or corporate finance
Capital Markets Experience with a range of capital raising transactions
Sustainability Experience with corporate social responsibility practices, including sustainability
Capital Projects Experience overseeing, managing or advising on large scale capital projects
Business Development Experience with developing and implementing strategies for growth, including M&A transactions

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I PROPOSAL 1 ELECTION OF DIRECTORS

OUR BOARD’S SKILLS, EXPERIENCE AND BACKGROUNDS

Board Skills and Experience
	Isaac Angel	Ravit Barniv	Karin Corfee	David Granot	Michal Marom	Dafna Sharir	Stanley Stern	Byron Wong
Energy Industry Experience in the energy, power generation, renewables and/or utility sectors
International Business Experience with managing international operations
Information Technology/ Cybersecurity Experience in information technology, including the importance of maintaining stakeholder trust through protecting their information

Gender
	Isaac Angel	Ravit Barniv	Karin Corfee	David Granot	Michal Marom	Dafna Sharir	Stanley Stern	Byron Wong
Male
Female

Race/Ethnicity
	Isaac Angel	Ravit Barniv	Karin Corfee	David Granot	Michal Marom	Dafna Sharir	Stanley Stern	Byron Wong
Asian (excludes Indian/South Asian)
Black/African American
Caucasian/White
Hispanic/Latin American
Indian/South Asian
Middle‑Eastern/North African
Native American/Alaskan Native
Native Hawaiian/Other Pacific Islander

20 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS I

HOW OUR BOARD IS SELECTED AND EVALUATED

Board Tenure

The Nominating and Corporate Governance Committee strives to maintain a healthy degree of Board refreshment and prevent entrenchment, while weighing the strong contributions delivered by directors with deep knowledge of our Company’s history and strategic long-term goals. Our Board is periodically refreshed with the addition of candidates whom we believe bring new ideas and fresh perspectives into the boardroom. As shown below, the Board’s balanced approach to Board tenure has resulted in an appropriate mix of long-serving and newer directors (which reflects the composition of the Board following the Annual Meeting assuming the election of all director nominees).

HOW OUR BOARD IS SELECTED AND EVALUATED

Director Independence and Independence Determinations

The New York Stock Exchange listing standards require a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to be independent. Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. The Board’s policy is to review and determine the independence of all incumbent directors annually, and to review and determine the independence of new director nominees and appointees when nominated or appointed.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that all of the director nominees and directors serving during Fiscal 2025 are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service.

Our Board has also affirmatively determined that (i) each current member, each member who served during Fiscal 2025 and each nominee who will serve on our Audit Committee, assuming his or her election, is “independent” for purposes of audit committee membership under the applicable SEC rules and NYSE listing standards, and (ii) each current member, each member who served during Fiscal 2025 and each nominee who will serve on our Compensation Committee, assuming his or her election, is “independent” for purposes of compensation committee membership under the applicable SEC rules and NYSE listing standards.

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I PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board Recruitment Process

Assessment of Board Composition	Candidate Identification	Candidate Evaluation	Recommendation to the Board
The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.

In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Where stockholders nominate directors pursuant to our bylaws, the Nominating and Corporate Governance Committee also considers the qualifications of these directors.

The Nominating and Corporate Governance Committee interviews and evaluates potential director candidates to determine their qualifications to serve on our Board, as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

The Nominating and Corporate Governance Committee recommends director candidates to be presented to stockholders for election or, in the event of a vacancy, be appointed and subsequently presented to stockholders for election.

Candidate Identification

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, management, stockholders or other persons. The Nominating and Corporate Governance Committee may also utilize the services of professional search firms to identify and recruit qualified candidates for the Board.

Director candidates identified by stockholders will be evaluated in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidates, as described below.

All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must, in particular, satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”

Candidate Evaluation

The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board. In evaluating each candidate, the Nominating and Corporate Governance Committee considers guidelines it has developed that set forth the criteria and qualifications for Board membership, including, but not limited to, relevant knowledge and individual qualifications (including professional experience, understanding of the Company’s business environment, and diversity of background and experience), personal qualities of leadership (including strength of character, wisdom, judgment, ability to make independent analytical inquiries, and the ability to work collegially with others), potential conflicts of interest, existing commitments to other businesses, and legal considerations such as antitrust issues, independence under applicable SEC rules and regulations and NYSE listing standards, and overall fit with the composition and expertise of the existing Board.

The Nominating and Corporate Governance Committee seeks to achieve a diversity of backgrounds and experience within the Board and works to further the Company’s goal of eliminating discrimination in our hiring and employment termination practices and ensuring that all employees are adequately accommodated and treated equally.

This process is designed to provide that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Accordingly, in determining the pool from which Board nominees are chosen, the Nominating and Corporate Governance Committee is committed to seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, and experiences with the relevant mix of skills and other qualifying criteria as described above.

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business and affairs through meetings of the Board and five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Investment Committee, and the Sustainability

Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. The following shows an overview of the composition of our Board, as further detailed in the below sections of this Proxy Statement.

22 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS I

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board Leadership Structure

Our Policy

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and its stockholders. The Board believes that one leadership structure is not more effective at creating long-term stockholder value, and the decision of whether to combine or separate the positions of CEO and Chairman should depend on a company’s particular circumstances at a given point in time. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and ensure that the independent directors are fully informed, are ready to discuss and debate the issues that they deem important, and are able to provide effective oversight of management. Our Board also believes that it should retain the flexibility to make this determination in the manner it feels will provide the most appropriate leadership for the Company from time to time. Our Chairman is appointed annually by the Board.

Our Current Board Leadership Structure

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board believes that separating the Chair and CEO positions continues to be the appropriate leadership structure for the Company at this time, as it provides the Company and the Board with strong leadership and independent oversight of management and allows the CEO to focus primarily on the management and operation of our business. Factors that the Board considers in reviewing its leadership structure and making this determination include, but are not limited to, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the Company’s circumstances and the views of our stockholders and other stakeholders.

Separation of CEO and Chairman

Currently, the CEO position is separate from the Chairman of the Board position; Mr. Angel serves as Chairman, while Mr. Blachar serves as our CEO and does not serve on our Board. We believe this structure is appropriate corporate governance for us at this time, as it best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, the Chairman’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations as well as strategic opportunities and planning.

Doron Blachar, CEO Isaac Angel, Chairman

Lead Independent Director

Under our bylaws, a Lead Independent Director must be appointed where the Chairman and CEO are the same individual. If one is required, the Lead Independent Director must be elected via secret ballot by a majority vote of the independent directors. The Lead Independent Director’s responsibilities (to the extent one is appointed) include but are not limited to the following:

•
coordinating the activities of the independent directors;
•
determining the schedule of Board and committee meetings and preparing meeting agendas;
•
assessing the flow of information from management to ensure independent directors can perform their duties responsibly;
•
ensuring the Compensation Committee’s oversight of the Company’s incentive-based compensation policies and procedures;
•
in conjunction with the Compensation Committee, evaluating the CEO’s performance;
•
coordinating, preparing the agendas for and moderating executive sessions; and
•
recommending the membership of Board committees and committee chairs.

Currently, our Chairman and CEO are different individuals. However, because the Chairman of our Board, Mr. Angel, is not considered independent under ISS guidelines, notwithstanding that he is considered independent under NYSE rules, our Board determined it was appropriate to appoint a lead independent director to enhance the Board’s ability to carry out effectively its roles and responsibilities on behalf of our stockholders. Stanley Stern currently serves as Lead Independent Director.

Stanley B. Stern

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 23

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HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board Committees

The following table summarizes the current membership of each of the Board’s committees. No changes to the Committees are being proposed at the Annual Meeting and the anticipated membership of the Board committees after the Annual Meeting will remain the same.

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Investment Committee	Sustainability Committee
Isaac Angel Chairman of the Board
Ravit Barniv
Karin Corfee
David Granot
Michal Marom
Dafna Sharir
Stanley B. Stern Lead Independent Director
Byron G. Wong

Chair

24 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

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HOW OUR BOARD IS ORGANIZED AND GOVERNED

The Board of Directors has adopted written charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Sustainability Committee and Investment Committee. The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Sustainability Committee and Investment Committee are available on the Company’s website in the “Investor Relations” section of our website at www.ormat.com. As noted above, all members are “independent” under applicable standards.

Audit Committee

Members: 4

• Michal Marom (Chair, pictured)

• Ravit Barniv

• Karin Corfee

• Byron G. Wong

Number of Meetings in 2025: 6

Qualifications:

• All members are “financially literate” under NYSE listing standards.

• Ms. Marom has “accounting or related financial management expertise” under NYSE listing standards and is an “audit committee financial expert” under applicable SEC rules.

Key Responsibilities:

•
Selects an independent registered public accounting firm to be engaged to audit our financial statements
•
Annually reviews and discusses with the independent registered public accounting firm its independence
•
Reviews and discusses the audited annual financial statements and unaudited quarterly financial statements with the independent registered public accounting firm
•
Discusses with management and the independent registered public accounting firm any significant financial reporting issues and judgments and the adequacy of internal controls
•
Annually prepares the Audit Committee report
•
Oversees our internal audit function
•
Oversees Sarbanes-Oxley Act compliance
•
Manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting and with our Code of Business Conduct and Ethics
•
Oversees the whistleblower ethics hotline and the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities
•
Reviews and approves or ratifies related person transactions

Compensation Committee
Members: 3 • Dafna Sharir (Chair, pictured) • Michal Marom • Stanley B. Stern Number of Meetings in 2025: 4

Key Responsibilities:

•
Annually reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers
•
Annually evaluates the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements and recommends to our Board for approval the compensation of our CEO and other executive officers
•
Periodically reviews and approves of all other elements of our CEO’s and other executive officers’ compensation, including cash-based and equity- based awards, employment, severance or change in control agreements, and any special or supplemental compensation and benefits for our CEO and other executive officers
•
Makes recommendations to our Board with respect to the adoption, amendment, termination or replacement of incentive compensation, equity-based plans, revenue sharing plans or other compensation plans maintained by the Company
•
Makes recommendations to our Board as to the appropriate compensation for Board members
•
Annually reviews the “Compensation Discussion and Analysis,” recommends its inclusion in the proxy statement and prepares the Compensation Committee report
•
Makes recommendations to our Board as to changes in Ormat’s general compensation philosophy
•
Monitors Ormat’s compliance with SEC and NYSE rules and regulations regarding “say-on-pay” and binding stockholder approval of certain executive compensation

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HOW OUR BOARD IS ORGANIZED AND GOVERNED

Nominating and Corporate Governance Committee
Members: 3 • Stanley B. Stern (Chair, pictured) • David Granot • Dafna Sharir Number of Meetings in 2025: 2

Key Responsibilities:

•
Develops criteria and qualifications for Board membership
•
Identifies and approves individuals who meet Board membership criteria and are qualified to serve as members of our Board
•
Recommends director nominees for our annual meeting of stockholders
•
Recommends Board members for committee service
•
Develops and recommends to our Board corporate governance guidelines
•
Reviews the adequacy of our certificate of incorporation and bylaws
•
Reviews and monitors compliance with our Corporate Governance Guidelines
•
Oversees the evaluation of the Board and management
•
Makes independence determinations and periodically reviews independence standards

Investment Committee
Members: 3 • David Granot (Chair, pictured) • Ravit Barniv • Stanley B. Stern Number of Meetings in 2025: 1

Key Responsibilities:

•
Reviews and approves the cash derivatives and investment policy adopted by our Board (the “Investment Policy”), which outlines general guidelines for hedging interest expense and foreign exchange
•
Considers and, as applicable, approves and authorizes hedging transactions we may enter into to hedge our exposure to certain risks and currencies in accordance with the Investment Policy
•
Meets on an as-needed basis as instructed by our Board

Sustainability Committee
Members: 3 • Karin Corfee (Chair, pictured) • Ravit Barniv • Byron G. Wong Number of Meetings in 2025: 2

Key Responsibilities:

•
Reviews and makes recommendations to the Board regarding the Company’s sustainability practices and policies, risks and opportunities
•
Reviews the Company’s reporting on environmental performance, including the Company’s annual Sustainability Report
•
Reviews and recommends strategies to reduce the Company’s carbon footprint and other environmental risks
•
Assesses the Company’s climate-related risks and opportunities, and reviews and recommends strategies to reduce its carbon footprint and other environmental risks
•
Provides input and guidance with respect to communications with employees, investors, and other stakeholders, as appropriate, regarding the Company's position on or approach to sustainability matters

26 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

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HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board Service Policies

Time commitment and expectation on meeting attendance and active participation
•
All directors are expected to make every effort to attend our annual meeting of stockholders.
•
All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members, and to meet as frequently as necessary in order to properly discharge their responsibilities.

Overboarding policy
•
The Company values the experience that our directors bring from other boards on which they serve but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues.
•
In 2023, the Nominating and Corporate Governance Committee recommended, and the Board approved, an amendment to our Corporate Governance Guidelines which provided that no director may serve on more than four public company boards (including the Company’s Board).
•
No member of the Audit Committee may serve on more than three public company audit committees (including the Company’s Audit Committee).
•
Without specific approval from the Nominating and Corporate Governance Committee, directors who also serve as chief executive officers or in equivalent positions generally should not serve on more than two public company boards (including the Company’s Board), in addition to their employer’s board.

Term limits
•
The Board has a 15-year term limit. We believe that maintaining an appropriate balance of tenure on the Board allows us to benefit from both the historical and institutional knowledge of longer-tenured directors as well as the additional, fresh perspectives contributed by newer directors.
•
Under this policy, directors will not be nominated for re-election to the Board if they have served on the Board for more than 15 years at the time of such proposed nomination, subject to such waivers as may be granted under our Corporate Governance Guidelines.

Meeting Attendance

All of the directors serving at the time of the 2025 Annual Meeting of Stockholders attended the meeting. During 2025, (i) the Board met seven times, (ii) the Audit Committee met six times, (iii) the Nominating and Corporate Governance Committee met two times, (iv) the Compensation Committee met four times, (v) the Sustainability Committee met two times, and (vi) the Investment Committee met one time. During 2025, no member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Executive Sessions

The Board regularly meets in executive session, with no members of management present. The independent directors of the Board also meet in executive session with no members of management present. Each of the committees of the Board also meets regularly in executive session.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 27

I PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Board and Committee Evaluations

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness. The Board and committee evaluation for 2025 was led by our General Counsel, Chief Compliance Officer and Corporate Secretary. These evaluations were conducted by providing each director with detailed questionnaires relating to the Board and its committees, covering a wide range of topics, including, but not limited to, the fulfillment of the Board and committee responsibilities identified in the Corporate Governance Guidelines and committee charters. All responses from directors are kept confidential and anonymous.

STEP 1: Initiation of Evaluations

Our General Counsel, Chief Compliance Officer and Corporate Secretary initiates the annual evaluation process by presenting the proposed approach to the Board and distributing questionnaires to each director soliciting his or her opinions on Board performance and effectiveness.

STEP 2: Board and Committee Assessment Questionnaires

Each director completes a questionnaire addressing the Board’s knowledge and understanding of, and performance with respect to, the Company’s business, strategy, values, plans and mission, the appropriateness of the Board’s structure and composition, the communication among the directors and between the Board and management and the Board’s meeting process. Committee members additionally assess, among other topics, how the committee has satisfied the responsibilities contained in its charter, the organization of the committee, the committee meeting process and the committee’s oversight.

STEP 3: Follow‑Up Interviews	Our General Counsel, Chief Compliance Officer and Corporate Secretary reviews each questionnaire and conducts follow‑up interviews with each director as necessary.

STEP 4: Presentation of Findings

Our General Counsel, Chief Compliance Officer and Corporate Secretary prepares and presents to the Board a report aggregating and summarizing for the Board and its committees the findings from the questionnaires and interviews.

STEP 5: Implementation of Feedback	The Board and its committees discuss the findings and consider what, if any, actions should be implemented to enhance future performance.

Governance Documents

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, executive officers and directors, as well as a Code of Ethics Applicable to Senior Executives that is applicable to our principal executive officers, principal financial officers, principal accounting officer and controller, and all persons performing similar functions, including our chief executive and senior financial officers. If we make any amendments to our Code of Business Conduct and Ethics or our Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO, or principal accounting officer, we intend to disclose the nature of such amendment or waiver on our website within four business days to the extent required by SEC rules.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines, which, together with our certificate of incorporation and bylaws, establish the governance framework for the management of the Company. Our Corporate Governance Guidelines are intended to align the interests of directors and management with those of our stockholders. The guidelines address, among other matters, the role of our Board, Board composition and committees, Board membership criteria, director independence, Board meetings, performance evaluation and succession planning.

Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives and Corporate Governance Guidelines are available in the “Investor Relations” section of our website at www.ormat.com.

28 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

STRATEGY

CEO PERFORMANCE

FINANCIAL

PERFORMANCE

& REPORTING

HUMAN CAPITAL

MANAGEMENT/

CULTURE

SUSTAINABILITY

RISK MANAGEMENT

SUCCESSION

PLANNING

PROPOSAL 1 ELECTION OF DIRECTORS I

HOW OUR BOARD EXERCISES OVERSIGHT

HOW OUR BOARD EXERCISES OVERSIGHT

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stakeholders and focusing on multiple factors.

Strategy

The Board takes an active role in assisting management with the development of the Company’s strategy, strategic oversight of operations, and financial and investment activities. In accordance with our Corporate Governance Guidelines, at least one Board meeting annually is devoted to our long-term business strategy. At these meetings, the Board and management discuss the competitive landscape in our industry, emerging technologies, significant business risks and opportunities, and strategic priorities of the Company. Specific short-and long-term strategic plans are also discussed on an as-needed basis throughout the year, and our senior management team regularly reports to the Board on the execution of our long-term strategic plans, the status of important projects and initiatives, and the key opportunities and risks facing the Company.

Risk Oversight

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

Our Board assesses on an ongoing basis the risks faced by the Company in executing its business plans, in part based on regular updates from management and its committees on such risks and the related risk mitigation measures. Updates from management include quarterly reports by our CEO and CFO outlining operational risks and financial risks, respectively. Our Audit Committee oversees the Board’s responsibilities relating to cybersecurity risks, and is informed of such risks through reports from our Chief Information Officer on at least an annual basis. Sustainability and climate change considerations are factored into the business strategy through the recognition of risks and opportunities.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 29

I PROPOSAL 1 ELECTION OF DIRECTORS

HOW OUR BOARD EXERCISES OVERSIGHT

While our full Board is ultimately responsible for oversight of risk management, its committees critically assist the Board in fulfilling its monitoring responsibilities in certain areas of risk, as shown below.

Board/Committee	Key Areas of Risk Oversight
Entire Board
•
Strategic, financial, industrial, competitive and operational risks and exposures;
•
Technological risks, including cybersecurity and information technology risks and developments;
•
Litigation and regulatory exposures;
•
Climate change, social and other sustainability related risks, strategies and approach; and
•
Other current matters that may present material risk to our operations, plans, prospects or reputation, both from a global perspective and on a power plant-by-power plant basis.

Audit Committee
•
Risks and exposures associated with financial matters, including financial reporting, tax, accounting, and disclosure;
•
Audit oversight;
•
Internal control over financial reporting (including the internal controls related to sustainability disclosures and metrics); and
•
Internal audit; and Cybersecurity and information technology risks and developments.

Compensation Committee
•
Risks relating to whether compensation plans, policies and practices are likely to have a material adverse effect on the Company; and
•
Risks relating to alignment of compensation with Company performance goals and appropriate balance between different types of compensation.

Investment Committee	• Financial risk exposures, particularly risks and exposures associated with cash investment guidelines, financial risk policies and hedging activities.
Sustainability Committee	• Sustainability risks and opportunities, including climate-related risks and opportunities.

Management Succession Planning

We believe succession planning, including succession in the event of an emergency or retirement of our CEO, is an important function of the Board. The Nominating and Corporate Governance Committee, with input from our CEO, is responsible for identifying possible successors to our CEO and developing a succession plan, which includes, among other things, an assessment of the experience, performance and skills for possible successors to the CEO. As provided by our Corporate Governance Guidelines, the plan is annually reviewed by the entire Board.

30 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS I

HOW OUR BOARD EXERCISES OVERSIGHT

Stockholder Engagement

Stockholder engagement is fundamental to our commitment to good governance. We engage regularly with our investors to share updates on our strategic, financial and operating performance, and to listen to valuable feedback on issues our stockholders care about most. Additionally, at least once a year our management invites the Company’s largest stockholders to engage in a dialogue regarding governance, compensation, sustainability and other matters important to them. Management reports on these discussions to the Board and, as appropriate, to the Compensation Committee. When stockholder feedback identifies areas for improvement, the Company evaluates and, where appropriate, takes responsive action to address the issues raised.

In 2025, the Company took an integrated approach to its stockholder engagement efforts. The Company proactively reached out to stockholders representing more than 75% of the Company’s outstanding shares with an offer to meet by phone. These conversations provided meaningful insight into stockholder priorities and perspectives. Topics discussed included board governance practices, executive compensation, and sustainability matters.

Ormat welcomed investors and analysts for a tour of its North Valley Power Plant in 2025, reflecting the Company's commitment to transparency and direct engagement with the investment community through firsthand access to its operations and technology

Communicating with our Board

Stockholders and other interested parties may communicate with a member or members of our Board, including the chairman of the Board, Chairs of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to the Corporate Secretary, Ormat Technologies, Inc., 6884 Sierra Center Pkwy., Reno, Nevada 89511. Such communications received from stockholders may be done confidentially or anonymously. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the Chair of our Audit Committee. Correspondence will then be directed to the group of directors, or to an individual director, as appropriate.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 31

I PROPOSAL 1 ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The compensation of our non-employee directors for Fiscal 2025, which remains unchanged in Fiscal 2026, was as follows:

Annual Board Retainer	$95,000 cash retainer and an annual equity grant with a value of $130,000 ($180,000 for the non-employee chairman of the Board)*
Additional Cash Retainer for Non-Employee Chairman of the Board	$40,000 cash retainer
Annual Cash Retainer Committee Chair	$12,500 for Sustainability Committee $12,500 for Investment Committee $15,000 for Nominating and Corporate Governance Committee $20,000 for Compensation Committee $25,000 for Audit Committee
•
Equity grant is in the form of RSUs, with the actual number of RSUs based on the closing price of our Common Stock on the next business day following the date of grant. The RSUs vest in full on the first anniversary of the grant date.

We also promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board or committees.

The timing of compensation and the annual equity grants to non-employee directors runs from the time of the Company’s annual meeting of stockholders rather than at the end of each fiscal year and cash retainers, which are paid quarterly, are based on the annual meeting cycle rather than the fiscal year-end cycle.

The following table sets forth the total compensation paid to each member of our Board during Fiscal 2025:

Name	Fee Earned or Paid in Cash ($)	Stock Awards($)(1)	Total ($)

Isaac Angel	135,000	180,000	315,000

Ravit Barniv	95,000	130,000	225,000

Karin Corfee (2)	106,875	130,000	236,875

David Granot (2)	106,875	130,000	236,875

Michal Marom (2)	118,750	130,000	248,750

Mike Nikkel (3)	—	—	—

Dafna Sharir	112,500	130,000	242,500

Stanley B. Stern (2)	108,750	130,000	238,750

Byron G. Wong	95,000	130,000	225,000

(1)
Represents the grant date fair value of RSU awards based on the closing price of our Common Stock on the next day of business following the date of grant, computed in accordance with Topic 718. For a summary of the assumptions made in the valuation of the awards, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2025. Each RSU represents the right to receive one share of Common Stock upon vesting.
(2)
Represents an increase in annual cash retainers for each of the chairs of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, Sustainability Committee, and Investment Committee that became effective as of May 6, 2025.
(3)
Mr. Nikkel did not stand for reelection at the annual meeting of stockholders held in Fiscal 2025.

32 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS I

DIRECTOR COMPENSATION

The following table provides the aggregate number as of December 31, 2025 of unexercised options and SARs and unvested RSUs outstanding for each of our non-employee directors who served during Fiscal 2025.

Name	Unexercised Options Outstanding	Unexercised SARs Outstanding	Unvested RSUs Outstanding

Isaac Angel	—	—	2,445

Ravit Barniv	—	—	1,766

Karin Corfee	—	—	1,766

David Granot	—	—	1,766

Michal Marom	—	—	1,766

Mike Nikkel(1)	—	—	—

Dafna Sharir	—	—	1,766

Stanley B. Stern	—	1,315	1,766

Byron G. Wong	—	—	1,766

(1)
Mr. Nikkel did not stand for reelection at the annual meeting of stockholders held in Fiscal 2025.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 33

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act and pursuant to SEC rules and regulations, we are required to hold an advisory stockholder vote to approve the compensation of our named executive officers at least every three years. At our 2023 Annual Meeting of Stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Accordingly, the Company currently intends to hold such votes annually. The next such non-binding vote on executive compensation will be held at the Company’s 2027 Annual Meeting of Stockholders.

The present vote to approve the compensation of our named executive officers is advisory and therefore not binding on the Company, our Board or our Compensation Committee. However, participating in such vote is an important mechanism by which our stockholders may convey their views about our executive compensation programs and policies. Our Board and Compensation Committee value stockholder input on these matters and will consider the results of this advisory vote, among other factors, in making future decisions about executive compensation for our named executive officers.

This vote relates to the compensation of our named executive officers as disclosed in the following sections of this Proxy Statement:

•
the information set forth in “Compensation Discussion and Analysis” on pages 35 to 49, which describes our compensation objectives and the various elements of our compensation program and policies applicable to our named executive officers; and
•
the accompanying tables, narrative disclosures and other information on pages 50 to 58, which describe how we have compensated our named executive officers.

As described in detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly qualified executive officers and to incentivize superior performance. We believe that our executive compensation program directly links executive compensation with our performance and aligns the interests of our executive officers with those of our stockholders.

This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we recommend that our stockholders vote upon the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis’, compensation tables and related narrative discussion, is hereby APPROVED.”

Approval of the compensation of our named executive officers on an advisory basis requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING AND ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

34 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 35

I COMPENSATION DISCUSSION AND ANALYSIS

OUR EXECUTIVE OFFICERS

This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process and the Fiscal 2025 compensation of our named executive officers (“NEOs”).

OUR EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. The following sets forth certain information with respect to our executive officers as of April 21, 2026.

Age 58 Chief Executive Officer	DORON BLACHAR

Doron Blachar has served as our Chief Executive Officer since July 1, 2020. Prior to that, Mr. Blachar served as the Company’s Chief Financial Officer from April 2013 to May 2020 and as President from November 2019 to July 2020. From 2011 to 2013, Mr. Blachar served as a member of the board of A.D.O. Group Ltd., a TASE-listed company. From 2009 to 2013, Mr. Blachar was the CFO of Shikun & Binui Ltd. From 2005 to 2009, Mr. Blachar served as Vice President—Finance of Teva Pharmaceutical Industries Ltd. From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President—Finance from 2002 to 2005. Mr. Blachar earned a BA in Accounting and Economics and an MBA from Tel Aviv University. He is also a Certified Public Accountant in Israel.

Age 51 Chief Financial Officer	ASSAF GINZBURG

Assaf Ginzburg has served as our Chief Financial Officer since May 10, 2020. Since October 2022, Mr. Ginzburg has served as a member of the board of Ithaca Energy plc, a company listed on the London Stock Exchange. Mr. Ginzburg also held several positions, including Executive Vice President and Chief Financial Officer of Delek US Holdings, Inc. (NYSE: DK) and Delek Logistics Partners, LP (NYSE: DKL) from 2004 to 2020, and has over 15 years of experience in the energy industry. Mr. Ginzburg earned a BA in Economics and Accounting from Tel Aviv University, and he has been a member of the Israeli Institute of Certified Public Accountants since 2001.

Age 49 General Counsel, Chief Compliance Officer and Corporate Secretary	JESSICA WOELFEL

Jessica Woelfel has served as our General Counsel and Chief Compliance Officer since January 25, 2022, and has served as our Corporate Secretary since November 2, 2022. Ms. Woelfel previously served as our Interim General Counsel and Chief Compliance Officer from March 2021 to January 2022, and as Vice President, U.S. Legal for the Company’s business in the United States from January 2019 to March 2021. Ms. Woelfel has more than 20 years of legal experience and, prior to joining the Company, was a partner at McDonald Carano LLP, in Reno, Nevada from 2010 to 2018 and an associate at Sonnenschein, Nath and Rosenthal LLP in San Francisco, California. Ms. Woelfel holds a Bachelor’s degree from the University of California, Berkeley and a J.D. from the University of California, Hastings College of Law.

Age 61 Executive Vice President— Energy Storage and Business Development	OFER BEN YOSEF

Ofer Ben Yosef has served as our Executive Vice President—Energy Storage and Business Development since January 1, 2021. From April 2020 until January 2021, Mr. Ben Yosef served as our Executive Vice President— Business Development, Sales and Marketing. From 2008 to 2020, Mr. Ben Yosef served as a Division President at Amdocs Ltd. From 2000 to 2008, Mr. Ben Yosef served at other operational roles at Amdocs Ltd. From 1996 to 2000, Mr. Ben Yosef served as IT manager at AIG Israel. He earned a BA in Earth Science from Bar Ilan University, a BA in Software Development from Tel Aviv University and an MBA from Bar Ilan University.

Age 51 Executive Vice President— Electricity Segment	ARON WILLIS

Aron Willis has served as Executive Vice President, Electricity Segment at Ormat Technologies since June 2025. Prior to joining Ormat, Aron served in significant roles at TransAlta Corporation and Northwest Digital Power, where he managed large-scale operations. At TransAlta, Mr. Willis held several leadership positions, including Executive Vice President of Project Delivery & Construction, Executive Vice President of Growth, and Senior Vice President of Operations & Commercial Management. He also managed TransAlta’s Australian operations for 10 years, comprising approximately 500MW of generating capacity. Mr. Willis holds a Bachelor of Commerce degree with a major in Finance from the University of Calgary.

36 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS I

EXECUTIVE SUMMARY

EXECUTIVE SUMMARY

2025 Highlights

During Fiscal 2025, we successfully executed our strategic plan by expanding our portfolio and demonstrating strong operational performance.

Reached a record backlog of $352M as of February 2026.	Strong Focus on EGS Development *SLB - Pilot preparation *Sage - $25M equity investment	12.5% revenue increase year-over-year	~200MW of new PPAs, including PPAs to support Google and Switch; and Blend and Extend Structures in NV

In 2025, the storage segment achieved 95MW/ 260MWh of new capacity	27% women in VP‑level positions	Successful low-carbon portfolio expansion through organic growth and acquisition of geothermal, solar and energy storage assets	3 OUT OF 5 Board committees are led by women

Strong Financial Positioning Installed capacity growth (MW)	Net income attributable to stockholders ($M)
Electricity Revenue ($M)

Revenue ($M)	Product Revenue ($M)

Storage Revenue ($M)

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 37

I COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

We Pay For Performance

We believe that the Fiscal 2025 compensation of our NEOs appropriately reflects and rewards their significant contributions to the Company’s strong performance during a year that presented unique and unprecedented challenges for our executive team to manage.

Compensation Objectives and Design

The overall objective of our executive compensation program is to offer short-term, medium-term and long-term compensation elements that enable us to attract, motivate and retain talented executives who contribute to our continued success. Equally important to us is to align the interests of our NEOs with those of our stockholders by designing our executive compensation program to “pay for performance” and to incentivize the creation of stockholder value.

We aim to design executive compensation packages that meet competitive compensation averages for NEOs with similar responsibilities at companies with similar financial and operating characteristics in similar locations. In 2025 we worked with a compensation consultant to benchmark executive compensation to formulate our executive compensation packages.

The key features of our executive compensation program are summarized below.

What We Do	What We Don’t Do
Design key elements of our compensation program to pay based on our financial and operating performance.	Use financial or operational metrics that promote excessive risk-taking.
Use metrics important to our business in our incentive compensation plans and set challenging performance targets.	Provide preferential payments or above-market returns on any deferred compensation plan.
Use a variety of equity award structures, including PSUs and RSUs (as well as SARs and options historically), to tailor our compensation to our performance.	Provide excessive perquisites to our executive officers.
Regularly evaluate risk in light of our compensation programs.	Allow our executive officers, employees or directors to hedge or pledge our stock.
Cap the amount of our annual incentive pay at reasonable levels.	Re-price underwater options or SARs.
Promote long-term focus through multi-year vesting of our equity awards.	Pay tax gross-ups.
Grant PSU awards with a three-year performance and service period, based on challenging relative total shareholder return and Megawatts goals.	Pay out dividends or dividend equivalents on equity awards prior to vesting.
Maintain a formal claw-back policy applicable to our current and former executive officers.	Pay guaranteed bonuses.
Engage an independent compensation consultant.	Provide automatic salary increases.

38 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS I

EXECUTIVE SUMMARY

Compensation Elements

Our executive compensation program consists of three elements, namely, annual salary, annual bonus and equity awards, with an emphasis on at-risk and/or long-term compensation.

	Element	Purpose	Key Features
SHORT-TERM FIXED COMPENSATION	Annual Salary	• Monthly cash compensation • Provides a predictable annual income at a level consistent with the individual’s contributions of our executive officers	See page 41 for more details
MEDIUM-TERM VARIABLE COMPENSATION	Management Plan
•
Annual bonus opportunity based on challenging, pre-set performance metrics or other incentive-based compensation
•
Links our executive officers’ compensation to the Company’s overall annual performance, as well as, in most cases, individual achievement

2025 Metrics:

•
Company Performance Metrics (Revenue, Adjusted EBITDA)
•
Quantitative individual performance criteria
•
Qualitative CEO goals

No bonus paid unless net income is positive

See pages 42-45 for more details

LONG-TERM EQUITY AWARDS Mix of equity awards, typically granted each year, to promote long-term leadership and align the interests of our executive officers with those of our stockholders	Performance Stock Units (PSUs)	• Focuses executives on the achievement of specific long-term financial performance goals directly aligned with our operating and strategic plans • PSUs weighted approximately 60%

Vesting: 3-year performance period and 3-year service period

Performance Metrics:

•
50% relative TSR
•
50% Megawatts (low-carbon capacity targets)

TSR Payout capped at 100% if absolute TSR is negative

See pages 45-47 for more details

	Restricted Stock Units (RSUs)	• Assists in retaining our executives to ensure execution of our long-term strategies • RSUs weighted approximately 40%	Vesting: 3 years

We determine each element individually based on the relevant criteria described in this discussion.

In addition to these main compensation components, our NEOs who are residents of Israel receive, as a function of their salary payments, the standard social benefits (namely, severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel. These social benefits are fixed as a percentage of the NEO’s salary and are not subject to discretionary adjustments. NEOs who are residents of the United States participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to Social Security. We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

Views of Our Stockholders

The Compensation Committee is committed to regularly reviewing, assessing and, when appropriate, adjusting the Company’s compensation programs based on feedback from our stockholders, best practices and compensation trends. At our 2025 Annual Meeting of Stockholders, we received substantial support for our executive compensation program, with approximately 86% of the vote (excluding “broker non-votes”) for the approval of our annual “say-on-pay” proposal. We have ongoing discussions with many of our stockholders regarding our executive compensation program, and the Compensation Committee considers these discussions when reviewing our executive compensation program and will continue to consider stockholder feedback and the results of “say-on-pay” votes when making future decisions. The Compensation Committee believes the results of the fiscal 2025 “say-on-pay” vote convey positive stockholder support for its decisions on annual executive compensation and illustrate that the Company’s executive compensation program is aligned with our stated compensation philosophy and objectives and thus determined that significant changes to our executive compensation program were not warranted as a result of the outcome of the 2025 “say-on-pay” vote.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 39

I COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION GOVERNANCE

COMPENSATION GOVERNANCE

Roles and Responsibilities

Role of the Compensation Committee

The Compensation Committee, which consists entirely of independent directors, oversees our executive compensation programs and met throughout Fiscal 2025. The Compensation Committee administers our annual cash bonus and long-term equity incentive plans and reviews performance levels relevant to compensation. It also decides the compensation of all named executive officers other than our CEO, seeks to ensure that all executive compensation is fair and aligned with our compensation policy, and makes recommendations to our Board of Directors with respect to the compensation of the CEO and our compensation practices generally. The CEO recuses himself from all Board discussions and decisions on his own compensation.

The Compensation Committee reviews all information presented and discusses the recommendations with the CEO and with our compensation consultant. In making decisions regarding pay levels and practices for our named executive officers, the Compensation Committee considers a variety of factors, including:

•
absolute corporate performance relative to our objectives;
•
creation of long-term value for our stockholders and stockholder views on compensation; and
•
feedback from stockholders and proxy advisers as part of outreach efforts.

The duties and responsibilities of the Compensation Committee are laid out in its charter, which can be found on our website, and described above under “How our Board is Organized—Board Committees.”

Role of the Independent Compensation Consultant

As outlined in its charter, the Compensation Committee has the right to retain compensation consultants (and other outside consultants) to provide independent advice to the Compensation Committee. In Fiscal 2025, the Compensation Committee appointed F.W. Cook & Co. (“F.W. Cook”) as an independent outside compensation consultant. F.W. Cook provided general market data on compensation levels for the Company’s named executive officers and non-employee directors, market practices in incentive design and equity usage, and emerging trends related to clawback policies. As part of its annual independence assessment during Fiscal 2025 (cited under “—Annual Process” below), the Compensation Committee considered the six factors specified by the SEC in Rule 10C-1 under the Exchange Act and by Section 303A.05 of NYSE Listed Company Manual to monitor the independence of its compensation consultant, and determined that F.W. Cook’s provision of services to the Company did not raise a conflict of interest.

Role of Management

Each year, the CEO provides an assessment of the performance of each named executive officer, other than himself, during the prior year and recommends to the Compensation Committee the compensation to be awarded to each such named executive officer, which is then determined by the Compensation Committee. The CEO’s recommendations are based on numerous factors including:

•
corporate and individual performance;
•
leadership competencies; and
•
market competitiveness.

The CEO also provides a self-assessment of his achievements for the prior year, which the Compensation Committee reviews and considers when making a recommendation for an appropriate level of compensation for the CEO to the Board for approval. The CEO does not participate in any deliberations regarding his own compensation.

Management of Compensation-Related Risk

In 2025, in consultation with our CEO and F.W. Cook, our Compensation Committee assessed our compensation plans, policies and practices for the named executive officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. This risk assessment included, among other things, a review of our cash and equity incentive compensation plans to ensure that they are aligned with our Company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.

Other Compensation-Related Policies and Procedures

Claw-back Policy: We maintain a claw-back policy as required by the rules of NYSE. Our claw-back policy covers each of our current and former executive officers. The policy provides that, subject to the limited exemptions provided by the NYSE rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably and promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting restatement is required. For more information, see the full text of our claw-back policy, which is filed as an exhibit to our Annual Report on Form 10-K.

Anti-Hedging and Anti-Pledging Policies: Our insider trading policy prohibits, without exception, our executive officers, employees and directors from engaging in speculative transactions designed to

40 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS I

2025 COMPENSATION DETERMINATIONS

decrease the risks of holding Company securities, such as short sales of Company securities and transactions in puts, calls, publicly-traded options and other derivative securities with respect to Company securities. The policy also forbids all of our executive officers, employees and directors from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow such individuals to continue to own Company securities without the full risks and rewards of ownership. In addition, our executive officers, employees and directors are prohibited, without exception, from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts. For more information, see “Other Information—Insider Trading Policy.”

Equity Grant Procedures: The Company’s Compensation Committee approves equity awards for our NEOs on or before the date of grant, and it is the Compensation Committee’s general practice to approve annual equity awards in March of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the date of grant for equity awarded to our NEOs is during an open quarterly window period under the Company’s insider trading policy or when the Company otherwise has no material non-public information. The Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.

2025 COMPENSATION DETERMINATIONS

Annual Salary

Consistent with our objectives with respect to our executive officers, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations. From time to time, the Compensation Committee will undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies. The members of the Compensation Committee also evaluate executive compensation using their accumulated individual knowledge and industry experience, as well as publicly available compensation information with respect to companies that have a similar market capitalization or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry).

In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive officer, and the individual executive officer’s scope of responsibility in relation to other officers and key executives within the Company. Salaries also reflect current practices within the specific geographic region and among executives holding similar positions. In addition to these factors, the annual salary for an executive officer depends on a number of more subjective factors, including our evaluation of the executive’s leadership role, professional contribution, experience and sustained performance.

Following publication of the prior fiscal year’s audited financial statements, the CEO recommends to the Compensation Committee whether and the degree to which salary increases should be awarded to any of the executive officers. The CEO and the Compensation Committee will consider factors such as, but not limited to, the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the individual executive officer’s effectiveness in supporting the Company’s long-term goals. We also consider the contribution to our success of the department of which the executive officer was in charge, as well as our general achievements made within that department and by the executive officer during the prior fiscal year. In 2025, the Compensation Committee increased our NEOs’ base salaries. For Fiscal 2025, the base annual salaries of the NEOs were as follows: for Mr. Blachar, $586,103; for Mr. Ginzburg, $533,000; for Mr. Ben Yosef, $421,000; for Ms. Woelfel, $425,000; and for Mr. Willis, $450,000. The base salaries for Messrs. Blachar, Ginzburg and Ben Yosef are paid in New Israeli Shekels (NIS) and are converted to the applicable exchange rate. Dollar amounts reported for these NEOs in the Summary Compensation Table reflect NIS payments converted at exchange rates in effect at the time of each payroll disbursement, and therefore may differ from the annualized figures stated above.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 41

I COMPENSATION DISCUSSION AND ANALYSIS

2025 COMPENSATION DETERMINATIONS

Management Plan

Each year, following publication of our financial statements for the prior fiscal year, the Compensation Committee determines and approves the amount of any annual bonus payable to our CEO and, based upon the recommendations of our CEO, reviews and approves the annual bonus payable to our other executive officers.

Annual bonuses for our executive officers are payable in accordance with the Company’s Management Plan. Mr. Blachar’s eligibility for an annual cash bonus under the Management Plan is also governed by additional terms provided in his employment agreement (the “Blachar Employment Agreement”), which are described under “Executive Compensation Tables—Employment Agreements” below.

The Management Plan provides for annual cash bonuses for participating employees based on the achievement of certain performance metrics. At the beginning of each fiscal year, our CEO and the Compensation Committee review the Company’s objectives under the Company’s strategic plan and annual budget, the compensation practices of our peers, and other market data, and the CEO recommends performance metrics, which are measurable financial and operational goals, for the upcoming fiscal year for all executive officers other than himself. These measurable financial and operational goals may be with respect to the performance of the Company on a consolidated basis, the performance of the Company in a particular country or region, or the performance of a business unit or operating segment of the Company, including a geographically-based business unit.

Performance Metrics

After taking into account the CEO’s recommendations, the Compensation Committee establishes (i) Company Performance Metrics (as defined in the Management Plan) applicable to all executive officers, (ii) other quantitative individual performance criteria for each executive officer (the “Individual Performance Metrics”) and (iii) qualitative “CEO Goals” for each executive officer. The “CEO Goals” include certain operational objectives for each executive officer, thus enabling the Compensation Committee to evaluate achievement based on both the executive officer’s individual performance and our overall Company performance during the covered fiscal year. Collectively, the metrics focus on financial and operational performance, our execution of our business plan, the individual performance of the executive officer, certain subjective assessments of the executive leadership and other contributions to and impacts by the executive officer on the Company.

The Compensation Committee sets target levels of achievement under each of such Company Performance Metrics, Individual Performance Metrics and CEO Goals, and assigns a weight to each of these three elements reflecting the contribution of achievement to the total payout. The Compensation Committee has the ability to adjust the targets once they are set for extraordinary events. The Management Plan provides that, unless otherwise determined by the Compensation Committee, for executive officers (other than Mr. Blachar) the Company Performance Metrics may not have a collective weight of less than 50%. The Compensation Committee determined that the Company Performance Metrics should have a weight of 60% in 2025 for these NEOs. For Mr. Blachar, as dictated by the Blachar Employment Agreement, the Company Performance Metrics and the Individual Performance Metrics have a collective weight of 75%, and the CEO Goals have a weight of 25%.

In addition to determining pre-set performance metrics and weights for each such metric, the Compensation Committee establishes threshold and maximum bonus opportunities for each executive officer, based on base salary. For NEOs other than Mr. Blachar, the Compensation Committee set threshold and maximum bonus opportunities for Fiscal 2025 under the Management Plan at the following percentages of their base salaries: for Mr. Ginzburg, 8.5% and 85%; for Mr. Ben Yosef, 8.5% and 85%; for Ms. Woelfel, 7.5% and 75%; and for Mr. Willis, 10% and 75% based on his prorated salary for the period when he worked at Ormat). There is no target bonus opportunity for the NEOs other than Mr. Blachar. For Mr. Blachar, the Compensation Committee set his threshold, target and maximum bonus opportunities for Fiscal 2025 at 100%, 100% and approximately 117% (i.e., 100% of base salary, plus 2 months extra of base salary), respectively, of his base salary.

Bonus payouts are determined based on the level of actual achievement for each goal under the Management Plan. Achievement is assessed stringently but holistically. For the CEO’s bonus, if the actual results exceed the target of one metric, it can offset the other metrics. If the level of achievement of a Company Performance Metric falls between the levels corresponding to a threshold and maximum bonus, bonus payout is based on a linear interpolation between the threshold and maximum bonus amounts. Mr. Blachar’s maximum bonus opportunity is achievable only if the net income metric set for him (under the Individual Performance Goals) exceeds its target. Regardless of other performance, no bonus is paid under the Management Plan for any fiscal year, unless the Company’s net income for such fiscal year is positive.

The compensation of each of Messrs. Blachar, Ginzburg and Ben Yosef is denominated in NIS pursuant to their respective employment agreements with Ormat Systems. As a result, the dollar-denominated bonus amounts reflected in the Grants of Plan-Based Awards table below for each of these NEOs are derived from their respective NIS-denominated monthly salaries in effect during Fiscal 2025, converted to U.S. dollars at the applicable exchange rate. These amounts may differ from the annualized base salary figures presented elsewhere in this Proxy Statement, including in the Summary Compensation Table and the Annual Salary discussion, which may reflect different conversion dates, averaging conventions or the timing of actual payroll disbursements. For Mr. Blachar, this conversion difference accounts for the variance between his stated base salary and the target bonus opportunity shown in the Grants of Plan-Based Awards table. For more information on threshold, target and maximum bonus opportunities, see “Executive Compensation Tables—Grants of Plan-Based Awards in 2025.”

42 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS I

2025 COMPENSATION DETERMINATIONS

The chart below indicates the rationale and provides detail for the Company Performance Metric, the Individual Performance Metrics and the CEO Goals, and the weighting of each component for the CEO and other NEOs for Fiscal 2025.

Weighting

Category	Rationale	Components	CEO	Other NEOs

Company Performance Metrics	Financial metrics, based against targets set by the Board, that support commitment to provide solid returns to our shareholders and support our dividend and common to all NEOs	Revenue		All NEOs
		Adjusted EBITDA(1)		All NEOs

Individual Performance Metrics	Other quantitative financial and operational metrics that focus on our core business drivers and growth targets, including those Company Financial Metrics specific to each NEO.

Specific to each NEO’s role at the

Company, including items such as:

• Income before income taxes

• Net income

• Electricity and Product

segment revenue

• Electricity and Energy

Storage segment EBITDA

• Product segment gross

margin

• Product backlog

• Energy Storage segment

growth

• Targeted operational goals

• Reporting compliance

• Capital expenditure

EVP Electricity CFO, GC & EVP Storage and BD

CEO Goals	Qualitative metrics that encourage the efficient management of the Company and its culture	Measuring the CEO’s effectiveness at, among other things: • Managing and operating the Company • Human capital management • Impact on social and environmental responsibility initiatives • M&A activity		EVP Electricity
Others

(1)
Adjusted EBITDA, as reported on our financial results, is defined as net income before interest, taxes, depreciation, amortization and accretion, adjusted for (i) mark-to-market gains or losses from accounting for derivatives not designated as hedging instruments; (ii) stock-based compensation; (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) costs related to settlement agreements, (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration and storage activities; (viii) allowance for bad debts; and (ix) other unusual or non-recurring items.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 43

I COMPENSATION DISCUSSION AND ANALYSIS

2025 COMPENSATION DETERMINATIONS

The chart below indicates the actual achievements under each element of the Management Plan for each NEO in Fiscal 2025, based on our Company’s and the NEOs’ individual performance as described in more depth following the chart

	Company Performance Metrics		Individual

NEO	Revenue	Adjusted EBITDA	Metrics Performance	CEO Goals

Doron Blachar, Chief Executive Officer	103%	100%	89%	100%

Assaf Ginzburg, Chief Financial Officer	100%	80%	91%	100%

Jessica Woelfel, General Counsel, Chief Compliance Officer, and Corporate Secretary	100%	80%	100%	100%

Ofer Ben Yosef, Executive Vice President, Energy Storage and Business Development	100%	80%	86%	75%

Aron Willis, Executive Vice President, Electricity Segment	100%	80%	25%	75%

Company Performance Metrics Results

For the Company Performance Metrics applicable to all NEOs, the Compensation Committee considered the following financial results for Fiscal 2025:

Company Performance Metric	Target	Actual

Revenue	$959 million	$990 million

Adjusted EBITDA	$582 million	$582 million

Assessment of Individual and CEO Goals

In assessing the level of achievement on the Individual Performance Goals and the CEO Goals under the Management Plan for Fiscal 2025, the Compensation Committee reviewed a number of factors. For Mr. Blachar, whose targets within the Individual Performance Goals included revenue of $959 million, Adjusted EBITDA of $582 million, income before income taxes and equity earnings of investees of $109 million, and net income of $127 million, the Compensation Committee considered actual revenue of $990 million, actual Adjusted EBITDA of $582 million, actual adjusted income before income taxes and equity in earnings of investees of $106 million, and actual net income of $127 million. For the other NEOs, the Compensation Committee considered, among other things, net income, individual segment revenue and gross margin, and electricity generation results as compared to the targets. With respect to the CEO Goals, the Compensation Committee determined that he should receive 100% of the qualitative CEO Goals component of his bonus in light of the Company’s achievements with respect to, among other things:

•
the Company meeting its financial guidance;
•
the Company's M&A activity, including the successful acquisition of the Blue Mountain and Hoku facilities;
•
the Company's successful resolution of certain legal and regulatory matters;
•
the Company's success in obtaining awards to build two energy storage facilities in Israel, and an award of two GEECA agreements in Indonesia;
•
the Company's successful commercial operation of the Ijen Geothermal plant, the Arrowleaf Solar and Storage project, and the Lower Rio Battery Storage Facility;
•
the Company’s successful global employment engagement programs;
•
the Company's successful focus on the advancement of EGS-related technologies, including through the partnerships with SLB and Sage;
•
the Company's management of robust social programs to support local communities in all international locations; and
•
the Company's strong stock price performance.

44 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS I

2025 COMPENSATION DETERMINATIONS

Management Plan Payouts

The chart below indicates, for each of our NEOs, after linear interpolation, the amount of the bonus earned and paid out to him or her, expressed as a percentage of the maximum bonus amount, and the bonus payouts in respect of the level of performance achieved with respect to the Company Performance Metrics, Individual Performance Metrics and CEO Goals, as described above. All financial metrics for Mr. Willis, who joined in June 2025, reflect prorated numbers.

NEO	% of Award Paid Out	Bonus Payout

Doron Blachar, Chief Executive Officer	97%	$816,000

Assaf Ginzburg, Chief Financial Officer	92%	$413,000

Jessica Woelfel, General Counsel, Chief Compliance Officer, and Corporate Secretary	95%	$303,000

Ofer Ben Yosef, Executive Vice President, Energy Storage and Business Development	85%	$302,000

Aron Willis, Executive Vice President, Electricity Segment	74%	$136,000

Equity Awards

We are committed to long-term incentive programs for our executive officers that promote the long-term growth of the Company and align the interests of our executive officers with those of our stockholders. The determination of the total amount of annual equity awards that may be awarded to our employees in a particular year is determined in a similar manner to our annual bonuses under the Management Plan. We make equity awards to our executive officers and employees on an annual basis in line with market norms, and in order to reinforce our pay for performance culture.

We make equity awards following the publication of our financial results for the preceding year and our Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees. Within one month after the Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees, including our executive officers, our CEO recommends to the Compensation Committee the particular amount of equity awards to be made to each of the executive officers (other than himself) after consideration of a variety of factors, including the Company’s performance and relative stockholder return, the expected contribution of the executive officers to the Company’s growth and success, awards granted to the executive officers in past years and certain survey and other market data regarding the compensation practices of our peers. These factors are not assigned any particular weight, and the Compensation Committee does not use a formula to apply these factors in determining the number of equity awards to be made to each of our executive officers. Instead, the Compensation Committee uses its judgment and experience in considering these factors to determine the appropriate number of equity awards to be granted to each of our executive officers for each fiscal year to ensure there is a strong link between our executive officers’ compensation and performance and alignment of their interests with those of our stockholders. All equity awards are made pursuant to the Company’s 2018 Incentive Compensation Plan, as amended (the “2018 ICP”).

Awards granted to NEOs include two distinct components: Performance Stock Units (PSUs) and Restricted Stock Units (RSUs). Each executive’s target grant value is based on his or her role.

60%

(PSUs)

• 50% based on the Company's achievement of three-year relative total stockholder return ("relative TSR")

• 50% based on the Company's achievement of MW capacity targets over a three-year period

40% (RSUs) • A long term compensation element designed to retain talent and encourage performance

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 45

I COMPENSATION DISCUSSION AND ANALYSIS

2025 COMPENSATION DETERMINATIONS

During 2025, our NEOs received equity incentive compensation weighted towards performance-based awards, with a target allocation mix of 60% PSUs and 40% RSUs. As has been the case for PSUs granted annually since 2023, the PSUs in Fiscal 2025 are calculated based on percentage of total grant date fair value for all grants (assuming a payout at the probable outcome level for PSUs). The performance metrics for the PSUs are based 50% on targeted TSR performance relative to the S&P 500, and 50% on targeted capacity growth based on Megawatts (“MW”). The Fiscal 2025 PSU awards vest over three years, with one-third vesting on each anniversary of the grant date. For clarity of presentation, this Proxy Statement treats the PSUs granted in Fiscal 2025 (as well as the PSUs granted in the fiscal years ended December 31, 2024 and 2023) as two separate annual grants: one tied to TSR performance relative the S&P 500 ("TSR PSUs"), and one tied to MW growth ("MW PSUs"). However, in practice, all PSUs for a given year are granted at the same time as a single grant. At the end of the applicable three-year performance period, the results under each performance metric are calculated separately and then added together to determine the total PSU payout. Each RSU represents the right to receive one share of Common Stock upon vesting and is valued on the date of grant based on the closing price of our Common Stock on the next business day following the date of grant. The Fiscal 2025 RSU awards vest over three years, with one-third vesting on each anniversary of the grant date.

TSR PSUs are paid out based on the Company’s achievement of three-year relative total shareholder return (“relative TSR”) compared to companies in the S&P 500 index. The Compensation Committee chose relative TSR as the performance metric due to its prevalent use in compensation design and its focus on driving stockholder value within a broad-market investment portfolio. The performance metrics are as follows:

Three-year relative TSR	PSUs earned*

75th percentile and above	150% (maximum)

50th percentile	100% (target)

25th percentile	50% (threshold)

Below 25th percentile	0%

*
Subject to linear interpolation.

Additionally, where three-year absolute TSR is negative, regardless of performance relative to our peers, the TSR PSU payout will be capped at 100% of target.

MW PSUs are paid out based on the Company’s achievement of defined three-year MW growth targets established by the Compensation Committee at the time of grant and the Compensation Committee does not have discretion to vary the MW targets after the grant date. The number of PSUs that may be earned ranges from 0% to 200% of target. The Compensation Committee chose MW targets as the performance metric to align with the Company’s multiyear capacity expansion targets that further strengthens our earnings generation capabilities. At least 50% of the MW growth must be via organic growth. The MW target performance metrics are challenging, but attainable goals that motivate exceptional performance against our operating plan. The targets are set at levels we believe require significant effort on the part of our executives, yet also represent a reasonable expectation of operational results based on prior-year performance, existing business conditions, the markets in which we participate and our outlook. While we believe in transparency and disclose as much information to stockholders as is necessary to understand how our executive compensation program works, we believe that disclosing these metrics on a prospective basis would provide our competitors with insight regarding confidential business growth strategies, and would thereby result in competitive harm to the Company. We will disclose the targets and actual performance on a retrospective basis for the MW PSUs that vest after completion of the three-year performance period.

PSUs tied to each of the relative TSR and MW targets are also subject to service-based vesting and will vest ratably over three years (one-third on each of the one, two, and three-year anniversaries of the date of grant). No PSUs will actually be earned or paid until completion of the three-year performance period from the date of the grant.

For Fiscal 2025, the Compensation Committee made the following grants to the NEOs, reflecting a 60% PSU/40% RSU split:

	RSUs		PSUs
	Underlying Shares	Grant Date Fair Value	Underlying Shares(2)	Grant Date Fair Value(3)
Doron Blachar	11,613	$800,000	16,509 (7,738 TSR/8,771 MW)	$1,200,000
Assaf Ginzburg	5,807	$400,000	8,254 (3,869 TSR/4,385 MW)	$600,000
Jessica Woelfel(1)	3,048	$210,000	4,333 (2,031 TSR/2,302 MW)	$315,000
Ofer Ben Yosef	3,484	$240,000	4,952 (2,321 TSR/2,631 MW)	$360,000
(1)
In the same grant, Ms. Woelfel received an additional 1,000 RSUs (with an approximate grant date fair value of $68,867), which were in addition to her annual equity awards of 3,048 RSUs. This additional amount recognized her leadership and management of the Company's prior relocation to a new corporate facility, which fell outside the scope of her ordinary responsibilities. Excluding the special award, Ms. Woelfel's annual equity grant maintains the 60% PSU/40% RSU target allocation applicable to our NEOs.
(2)
Reflects the target number of PSUs underlying the grant.
(3)
Based on the probable outcome at grant. For more information, see “Executive Compensation Tables—Grants of Plan-Based Awards in 2025.”

46 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS I

2023 PERFORMANCE STOCK UNITS PROGRAM RESULT

Mr. Willis also received 5,434 RSUs, with a grant date fair value of $450,000, but because he joined mid-year, he did not receive any PSUs for Fiscal 2025. Mr. Willis is expected to participate in the annual PSU grant program beginning in Fiscal 2026.

2023 PERFORMANCE STOCK UNITS PROGRAM RESULT

In March 2026, the Compensation Committee determined the payout for PSUs granted in 2023 to then-serving NEOs, which included both TSR PSUs and MW PSUs. The final payouts were based on the Company’s achievement of performance relative to such TSR PSUs and MW PSUs in the performance period between 2023 and 2026. The TSR PSUs were earned at 75% of target based on the Company’s achievement of three-year relative TSR in the 45th percentile, compared to companies in the S&P 500 index. The MW PSUs were earned at 200% of target based on the Company’s achievement of three-year MW capacity growth of 740 MW. This resulted in the following total payouts of PSUs granted in 2023:

	2023 Target PSUs (1) (#)	2023 Earned PSUs (2) (#)

Doron Blachar	13,579	18,667

Assaf Ginzburg	6,413	8,816

Jessica Woelfel	3,395	4,668

Ofer Ben Yosef	3,772	5,185

(1)
Reflects the following breakdowns in target amounts: Mr. Blachar (6,793 TSR PSUs and 6,786 MW PSUs); Mr. Ginzburg (3,208 TSR PSUs and 3,205 MW PSUs); Ms. Woelfel (1,698 TSR PSUs and 1,697 MW PSUs); and Mr. Ben Yosef (1,887 TSR PSUs and 1,886 MW PSUs).
(2)
Reflects following breakdowns in earned amounts: Mr. Blachar (5,095 TSR PSUs and 13,572 MW PSUs); Mr. Ginzburg (2,406 TSR PSUs and 6,410 MW PSUs); Ms. Woelfel (1,274 TSR PSUs and 3,394 MW PSUs); and Mr. Ben Yosef (1,415 TSR PSUs and 3,770 MW PSUs). On the TSR PSUs, with performance at or above the 75th percentile, the payout would be 150% of target (maximum); with performance at the 50th percentile, the payout would be 100% of target (target); with performance at the 35th percentile, the payout would be 50% of target (threshold); and with performance below the 35th percentile, no PSUs would be earned. On the MW PSUs, MW capacity growth of 740MW or more would earn a payout of 200% of target (maximum); growth between 640MW and 739MW would earn a payout of 100% of target (target); growth between 540MW and 639MW would earn a payout of 50% of target (threshold); and growth below 540MW would result in no payout. In both cases, payouts between maximum, target, and threshold would be determined by linear interpolation

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 47

I COMPENSATION DISCUSSION AND ANALYSIS

OTHER COMPENSATION ELEMENTS

OTHER COMPENSATION ELEMENTS

We generally provide to our CEO and other executive officers the same benefits that we provide to all employees, including certain retirement benefits, health and welfare benefits, and other benefits. In addition, our executive officers are provided with certain additional benefits that are intended to be competitive with the practices of similar companies in our industry and the regions in which we operate. Benefit plans and perquisites are intended to supplement cash compensation and often involve non-monetary rewards, coverage of certain business-related expenses, insurance, pension and savings plans and other deferred monetary savings. These benefits and perquisites may vary depending on geographic location and other circumstances. Global, regional and local units may develop their own benefit plans and procedures, consistent with our principles and guidelines and subject to any required Company approvals. Benefits and perquisites may include, in addition to benefits that are mandated by applicable law and/or generally provided to other employees (including related costs and expenses): car, transportation and accommodations; telecommunication devices; media and computer equipment and expenses; medical insurance; travel and relocation (including family-related expenses, such as tuition and commuting); and life and medical insurance and benefits (including for executive officers’ families). Each of our named executive officers, other than Ms. Woelfel and Mr. Willis, is also party to an employment agreement with Ormat Systems, one of the Company’s subsidiaries organized in Israel, that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees under Israeli law, covering matters such as vacation, health and other benefits. For more information, see, in “Executive Compensation Tables.”

Retirement and Other Local Benefits

Israel

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause (and other circumstances as defined under Israeli law). We make monthly contributions on behalf of our Israel-based executive officers to a pension plan, known as a management insurance plan, or to a pension fund. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of the monthly salary to the pension component (including disability insurance) and 8.33% of the monthly salary to the severance component and the employee contributes an amount between 6% and 7% of salary to the pension component. Our CEO is entitled to similar contributions on behalf of the Company as pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions. Generally, in addition, our Israel-based NEOs are entitled to participate in an education fund plan (the “Education Fund”), pursuant to which each executive officer who participates in the plan contributes an amount equal to 2.5% of their monthly salary to the Education Fund and the Company 7.5% of their monthly salary to the Education Fund up to a certain sum. For more information, see the “All Other Compensation” column in the “Summary Compensation Table”, in “Executive Compensation Tables.”

The United States

In the United States we provide various defined contribution plans for the benefit of our U.S.-based executive officers, including a 401(k) plan with a Company match. Under these plans, contributions are based on specified percentages of pay.

Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the “All Other Compensation” column in the “Summary Compensation Table” in “Executive Compensation Tables”.

Other Bonuses

The Compensation Committee also has the authority to make discretionary bonuses during any fiscal year, as the Compensation Committee determines in its discretion is appropriate and in the best interests of the Company. These discretionary bonuses are made outside of, and not based on pre-set goals or formulas in, the Management Plan, and are instead sized based on various factors determined at the Compensation Committee’s discretion, such as individual performance, individual goals, other contributions to the Company and expected future contributions to the Company. For Fiscal 2025, the Compensation Committee did not grant any discretionary bonuses to NEOs.

48 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS I

FISCAL 2026 COMPENSATION

FISCAL 2026 COMPENSATION

In the first quarter of Fiscal 2026, the Compensation Committee conducted its annual executive compensation review and approved the compensation of our NEOs for the year. The Compensation Committee considered, among other factors, our strategic plans for growth and expansion, our corporate performance, our NEOs’ individual performance, and market data provided by F.W. Cook.

Based on market data, job performance and each NEO's responsibilities for Fiscal 2026, the Compensation Committee increased the NEOs' base salaries for Fiscal 2026 between 3.5% and 12% compared to Fiscal 2025, set the Fiscal 2026 target bonus for Mr. Blachar to be at 100% of his base salary and set the Fiscal 2026 target bonuses for the other NEOs in amounts ranging between 75% and 83% of their base salaries and increased the value of equity awards granted to our NEOs for Fiscal 2026 under the 2018 ICP in amounts ranging from 10% to 44% compared to Fiscal 2025. Our NEOs equity incentive compensation mix was also reviewed and adjusted to a target allocation mix of 50% PSUs and 50% RSUs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management and based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement relating to our 2026 Annual Meeting of Stockholders.

Submitted by the members of the Compensation Committee of the Company’s Board.

Dafna Sharir, Chair

Michal Marom

Stanley B. Stern

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 49

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth, for the periods required to be disclosed under SEC rules, the total compensation of our (i) CEO, (ii) CFO and (iii) three most highly compensated executive officers, other than our CEO and CFO, who were serving as executive officers as of December 31, 2025:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Doron Blachar	2025	641,062	2,000,000	816,000	160,943(4)	3,618,005
Chief Executive Officer	2024	542,688	2,500,000	608,000	169,494	3,820,182
	2023	528,300	1,800,000	594,000	136,276	3,058,576

Assaf Ginzburg	2025	468,889	1,000,000	413,000	100,893(5)	1,982,782
Chief Financial Officer	2024	407,723	950,000	342,000	90,785	1,790,508
	2023	393,940	850,000	274,000	85,499	1,603,439

Jessica Woelfel	2025	382,462	593,867	303,000	15,250(6)	1,294,579
General Counsel, Chief	2024	360,165	525,000	260,000	15,250	1,160,415
Compliance Officer and Corporate Secretary	2023	333,231	450,000	220,000	14,954	1,018,185

Ofer Ben Yosef	2025	379,526	600,000	302,000	90,926(7)	1,390,452
Executive Vice President,	2024	332,272	600,000	252,000	80,412	1,264,684
Energy Storage and Business Development	2023	318,111	500,000	165,000	77,260	1,060,371

Aron Willis	2025	221,539	450,000	136,000	6,577 (8)	814,116
Executive Vice President,
Electricity Segment

(1)
The “Stock Awards” column reflects the dollar amounts that represent the aggregate grant date fair value of the applicable equity awards computed in accordance with FASB ASC Topic 718 (“Topic 718”). For a summary of the assumptions made in the valuation of the awards, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2025. $800,000, $400,000, $210,000, $240,000, and $450,000 represent the grant date fair values of all RSU awards to each of Messrs. Blachar, Ginzburg, Ms. Woelfel, Messrs. Ben Yosef and Willis, respectively, which are calculated in accordance with the accounting standards for share-based compensation using Ormat’s closing stock price on the next day of business following the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting. The “Stock Awards” column above also reflects the $600,000, $300,000, $157,500, and $180,000 grant date fair values of the target number of TSR PSUs and $600,000, $300,000, $157,500, and $180,000 grant date fair values of the target number of MW PSUs, in each case, for each of Messrs. Blachar, Ginzburg, Ms. Woelfel, and Mr. Ben Yosef, respectively, that were eligible to vest based on our relative TSR performance goals and MW goals, respectively, which for accounting purposes is based on the probable outcome (determined as of the grant date) of the performance-based condition applicable to the grant. Assuming the maximum level of performance achievement for the TSR PSUs (which is 150% of target) and for the MW PSUs, (which is 200% of target), the aggregate values of TSR PSUs for our NEOs in 2025 are $900,000, $450,000, $236,250, and $270,000, and the aggregate values of the MW PSUs for each of our NEOs in 2025 are $1,200,000, $600,000, $315,000, and $360,000, in each case, for each of Messrs. Blachar, Ginzburg, Ms. Woelfel, and Mr. Ben Yosef, respectively.
(2)
The“Non-Equity Incentive Plan Compensation” column reflects the amount of any cash awards granted under the Management Plan to the NEOs. These amounts reflect cash awards earned for 2025 performance, which were paid in 2026. For more information, see “Compensation Discussion and Analysis—2025 Compensation Determinations—Management Plan” above.
(3)
Car-related expenses included in this column include also gas, maintenance and insurance, which are perquisites customary in Israel and are provided by the Company in amounts that are customary and prevalent among Israeli companies in comparable industries. Salary amounts reported for Messrs. Blachar, Ginzburg and Ben Yosef reflect actual NIS-denominated compensation converted to U.S. dollars based on exchange rates in effect during Fiscal 2025.
(4)
Includes severance and pension contributions as required by Israeli law in the amount of $101,567; payments of car-related expenses in the amount of $34,783; vacation redemption in the amount of $4,435; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.
(5)
Includes severance and pension contributions as required by Israeli law in the amount of $71,003; payments of car-related expenses in the amount of $10,435; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.
(6)
Reflects the value of cash we contributed to the named executive officer’s account in our 401(k) plan.
(7)
Includes severance and pension contributions as required by Israeli law in the amount of $57,471; payments of car-related expenses in the amount of $13,635; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.
(8)
Reflects the value of cash we contributed to the named executive officer’s account in our 401(k) plan.

50 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES I

GRANTS OF PLAN‑BASED AWARDS IN 2025

GRANTS OF PLAN-BASED AWARDS IN 2025

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2025:

			Estimated Future Payouts Under Non-Equity Incentive Plan Compensation(1)			Estimated Future Payouts Under Equity Incentive Plan Compensation			All Other Stock Awards: Number of Shares of Stock	All Other Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and

Name	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Option Awards(2)

Doron Blachar		Annual Cash Bonus: Management Plan	721,000	721,000	841,000

	3/1/25(3)	PSUs				3,869	7,738	11,607				$600,000

	3/1/25(4)	PSUs				4,385	8,771	17,542				$600,000

	3/1/25(5)	RSUs							11,613			$800,000

Assaf Ginzburg		Annual Cash Bonus: Management Plan	45,103	—	451,403

	3/1/25(3)	PSUs				1,934	3,869	5,803				$300,000

	3/1/25(4)	PSUs				2,193	4,385	6,578				$300,000

	3/1/25(5)	RSUs							5,807			$400,000

Jessica Woelfel		Annual Cash Bonus: Management Plan	31,875	—	318,750

	3/1/25(3)	PSUs				1,016	2,031	2,547				$157,500

	3/1/25(4)	PSUs				1,151	2,302	3,388				$157,500

	3/1/25(5)	RSUs							4,048			$278,867

Ofer Ben Yosef		Annual Cash Bonus: Management Plan	35,680	—	356,800

	3/1/25(3)	PSUs				1,162	2,321	3,481				$180,000

	3/1/25(4)	PSUs				1,316	2,631	3,947				$180,000

	3/1/25(5)	RSUs							3,484			$240,000

Aron Willis		Annual Cash Bonus: Management Plan	22,500	—	168,750

	6/30/25 (5)	RSUs							5,434 (6)			$450,000

(1)
Represents the threshold, target (if applicable) and maximum cash payout opportunities for Fiscal 2025 under the Management Plan. Other than for Mr. Blachar, there is no target for cash payout opportunities for our NEOs. The compensation of Messrs. Blachar, Ginzburg and Ben Yosef is denominated in NIS, and the dollar amounts shown for these NEOs are converted from NIS at the applicable exchange rate. As a result, the dollar-denominated bonus amounts presented in this table may not correspond to the annualized base salary figures presented in the "Compensation Discussion and Analysis" or "Summary Compensation Table," which may reflect different conversion timing or conventions. For a further discussion of the payout opportunities, see “Compensation Discussion and Analysis—2025 Compensation Determinations—Management Plan.”
(2)
Represents the aggregate grant date fair value computed in accordance with Topic 718. For a summary of the assumptions made in the valuation of the awards, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2025.
(3)
Represents the shares of Common Stock underlying 3-year relative TSR PSUs granted to our NEOs under our 2018 ICP in 2025. We discuss these awards under the heading “Compensation Discussion and Analysis – 2025 Compensation Determinations– Equity Awards”. The amounts disclosed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the number of shares of Common Stock issuable assuming achievement of the specific threshold, target or maximum levels of performance established by the Compensation Committee for these PSUs over the performance period.
(4)
Represents the shares of Common Stock underlying 3-year MW PSUs granted to our NEOs under our 2018 ICP in 2025. The amounts disclosed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the number of shares of Common Stock issuable assuming achievement of the specific threshold, target or maximum levels of performance established by the Compensation Committee for these PSUs over the performance period.
(5)
Represents shares of our Common Stock underlying RSUs granted under our 2018 ICP in 2025. We discuss these awards under the heading “Compensation Discussion and Analysis – 2025 Compensation Determinations – Equity Awards”.
(6)
Mr. Willis's RSU grant date of June 30, 2025 reflects his hire date of June 4, 2025.
ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 51

I EXECUTIVE COMPENSATION TABLES

EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENTS

The following are descriptions of the material terms of the employment agreements of our NEOs, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and under the heading “Grants of Plan-Based Awards” above.

General

Each of Mr. Blachar, our CEO, Mr. Ginzburg, our CFO, and Mr. Ben Yosef, our Executive Vice President, Business Development and Sales, is employed by Ormat Systems, one of the Company’s subsidiaries that is organized in Israel. Ms. Woelfel, our General Counsel, CCO, and Corporate Secretary, and Mr. Willis, our Executive Vice President, Electricity Segment, is employed by Ormat Technologies.

Each of Mr. Blachar, Mr. Ginzburg, Mr. Ben Yosef, Ms. Woelfel, and Mr. Willis is party to an employment agreement with their employer that sets forth their respective terms of employment, which terms are generally applicable to all employees under local law, covering matters such as vacation, health, and other benefits.

Doron Blachar

In connection with Mr. Blachar’s appointment as CEO, Mr. Blachar entered into an amended and restated employment agreement with the Company and Ormat Systems, dated July 2, 2020 (the “Blachar Employment Agreement”). Pursuant to the Blachar Employment Agreement, Mr. Blachar is entitled to receive an initial gross monthly salary of NIS 135,000, subject to periodic increases by the Compensation Committee, which salary is linked to changes in the cost of living index in Israel. He is eligible to receive an annual cash bonus in a target amount equal to 12 monthly salaries, based on criteria established by the Company, and to receive grants of future equity awards, subject to the terms and conditions of the equity incentive plan and the award agreement. The Blachar Employment Agreement also covers matters such as the Company’s management insurance plan or pension fund (to which Ormat Systems is to contribute a percentage of Mr. Blachar’s salary), contributions by the Company to an education fund and use of a Company-leased car.

In the event that within two months prior to, or 12 months following, the occurrence of a “Change of Control” (as defined in the Blachar Employment Agreement), Mr. Blachar’s employment is terminated by the Company other than for “Cause” or he resigns for “Good Reason” (each as defined in the Blachar Employment Agreement), all of his outstanding RSUs and PSUs will immediately vest, with performance-based equity awards vesting based on target level of performance.

Under the Blachar Employment Agreement, either party may terminate the employment relationship upon six months’ prior written notice or, in the event of a termination for Cause, immediately. In the event Mr. Blachar’s employment is terminated by the Company without Cause, or he resigns within two months before, or 12 months following, the consummation of a Change of Control, Mr. Blachar will be entitled to an extension of his notice period from six months to 12 months. The Company may determine not to take advantage of the full notice period and may terminate Mr. Blachar’s employment at any time during such notice period. In the event of such termination, the Company will pay to Mr. Blachar his salary and other related benefits due to him during the notice period. In the event of a termination of employment other than a termination for Cause occurring prior to July 1, 2022, the Company will pay Mr. Blachar an amount equal to six times his monthly salary. In addition, in the event of a termination of Mr. Blachar’s employment other than for “Cause,” he is eligible to receive (i) an amount equal to the difference between (x) the product of his last month’s salary by the term of his employment and (y) the sums accumulated under his pension and/or management insurance on account of his severance pay, including any profits and differentials, and (ii) a pro-rata portion of his annual cash bonus based on the number of months he was actually employed at the Company in such fiscal year. The Blachar Employment Agreement provides that the post-employment restrictive covenants set forth in his initial employment agreement with the Company, dated January 6, 2013, will continue to remain in effect (“Prior Employment Agreement”). Under his Prior Employment Agreement, Mr. Blachar is subject to certain non-competition and non-solicitation provisions for a period of 12 months following his termination of employment.

Assaf Ginzburg

In connection with his appointment as CFO, Mr. Ginzburg entered into an employment agreement with Ormat Systems, dated May 10, 2020 (the “Ginzburg Employment Agreement”). Pursuant to the Ginzburg Employment Agreement, Mr. Ginzburg is entitled to receive an initial gross monthly salary of NIS 95,000, subject to periodic increases by the Compensation Committee, which salary is linked to changes in the cost of living index in Israel, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ginzburg Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health and other benefits, including subject to Mr. Ginzburg’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems will contribute a percentage of Mr. Ginzburg’s salary, contributions by Ormat Systems to an education fund and use of a Company-leased car.

In addition, under the Ginzburg Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ginzburg Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ginzburg’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ginzburg his salary and other related benefits due to him during the notice period. In addition, in the event of a termination of employment not for Cause, Mr. Ginzburg will be eligible to receive a pro-rata portion of his annual bonus for the year of termination.

52 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES I

EMPLOYMENT AGREEMENTS

The Ginzburg Employment Agreement contains non-competition and non-solicitation provisions that are designed to restrict Mr. Ginzburg from the following activities for a period of 12 months following his termination of employment: (i) holding an interest (other than a minority interest in a public company) in a competitive business; (ii) engaging in activities competitive with the business; (iii) soliciting any employee of the Subsidiary and its affiliates; and (iv) soliciting any customers (the “Restrictive Covenants”).

Ofer Ben Yosef

Mr. Ben Yosef entered into an employment agreement with Ormat Systems in April 2020 (the “Ben Yosef Employment Agreement”), pursuant to which Mr. Ben Yosef is entitled to receive an initial gross monthly salary of NIS 85,000, subject to periodic increases by the Compensation Committee, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ben Yosef Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Ben Yosef’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems is to contribute a percentage of Mr. Ben Yosef’s salary, contributions by Ormat Systems to an education fund and use of a Company-leased car.

In addition, under the Ben Yosef Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ben Yosef Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ben Yosef’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ben Yosef his salary and other related benefits due to him during the notice period. The Ben Yosef Employment Agreement contains the Restrictive Covenants.

Jessica Woelfel

Ms. Woelfel entered into an employment agreement with the Company on February 1, 2023, pursuant to which Ms. Woelfel would be entitled to receive, in the event the Company terminates her employment without “Cause” (as defined in her employment agreement) and subject to the execution of a release and compliance with her restrictive covenants, four months of continued base salary, any earned but unpaid annual bonus, a prorated target annual bonus for the year of termination and eligibility for reimbursements of COBRA premiums for four months. Ms. Woelfel’s employment agreement includes 12 month post-termination non-competition and employee and customer non-solicit restrictions, as well as perpetual confidentiality and non-disparagement provisions.

Aron Willis

Mr. Willis entered into an employment agreement with the Company on June 4, 2025, pursuant to which Mr. Willis would be entitled to receive, in the event the Company terminates his employment without “Cause” (as defined in his employment agreement) and subject to the execution of a release and compliance with his restrictive covenants, between four and eighteen months of continued base salary, dependent on the date of termination, any earned but unpaid annual bonus, a prorated target annual bonus for the year of termination and eligibility for reimbursements of COBRA premiums for four months. Mr. Willis's employment agreement includes 12 month post-termination non-competition and employee and customer non-solicit restrictions, as well as perpetual confidentiality and non-disparagement provisions.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 53

I EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2025:

		Option Awards						Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)
Doron Blachar	March 1, 2022	7,428		2,475	(2)	71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	—	805	(3)	88,928	—		—
	March 1, 2022	—		—		—	—	1,250	(4)	138,088	—		—
	March 21, 2023	—		—		—	—	4,505	(5)	497,667	—		—
	March 21, 2023	—		—		—	—	—		—	6,793	(6)	750,422
	March 21, 2023	—		—		—	—	—		—	6,786	(7)	749,649
	March 1, 2024	—		—		—	—	10,279	(8)	1,135,521	—		—
	March 1, 2024	—		—		—	—	—		—	11,798	(9)	1,303,325
	March 1, 2024	—		—		—	—	—		—	11,649	(10)	1,286,865
	March 1, 2025	—		—		—	—	11,613		1,282,888	—		—
	March 1, 2025	—		—		—	—	—		—	7,738	(11)	854,816
	March 1, 2025	—		—		—	—	—		—	8,771	(12)	968,932
Assaf Ginzburg	March 1, 2022	4,877	(1)	1,625	(2)	71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	—	447	(3)	49,380	—		—
	March 1, 2022	—		—		—	—	694	(4)	76,666	—		—
	March 21, 2023	—		—		—	—	2,128	(5)	235,080	—		—
	March 21, 2023	—		—		—	—	—		—	3,208	(6)	354,388
	March 21, 2023	—		—		—	—	—		—	3,205	(7)	354,056
	March 1, 2024	—		—		—	—	3,906	(8)	431,495	—		—
	March 1, 2024	—		—		—	—	—		—	4,483	(9)	495,237
	March 1, 2024	—		—		—	—	—		—	4,427	(10)	489,051
	March 1, 2025	—		—		—	—	5,807		641,499	—		—
	March 1, 2025	—		—		—	—	—		—	3,869	(11)	427,408
	March 1, 2025	—		—		—	—	—		—	4,385	(12)	484,410
Jessica Woelfel	March 1, 2022	—		962	(2)	71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	—	486	(4)	53,688	—		—
	March 21, 2023	—		—		—	—	1,126	(5)	124,389	—		—
	March 21, 2023	—		—		—	—	—		—	1,689	(6)	187,578
	March 21, 2023	—		—		—	—	—		—	1,697	(7)	187,467
	March 1, 2024	—		—		—	—	2,158	(8)	238,394	—		—
	March 1, 2024	—		—		—	—	—		—	2,478	(9)	273,745
	March 1, 2024	—		—		—	—	—		—	2,446	(10)	157,425
	March 1, 2025	—		—		—	—	4,048	(8)	451,160	—		—
	March 1, 2025	—		—		—	—	—		—	2,031	(11)	224,365
	March 1, 2025	—		—		—	—	—		—	2,302	(12)	254,302

54 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES I

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)
Ofer Ben Yosef	March 1, 2022	—	1,101	(2)	71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—	—		—	—	358	(3)	39,548	—		—
	March 1, 2022	—	—		—	—	555	(4)	61,311
	March 21, 2023	—	—		—	—	1,252	(5)	138,308	—		—
	March 21, 2023	—	—		—	—	—		—	1,887	(6)	208,457
	March 21, 2023	—	—		—	—	—		—	1,885	(7)	208,236
	March 1, 2024	—	—		—	—	2,466	(8)	272,419	—		—
	March 1, 2024	—	—		—	—	—		—	2,832	(9)	312,851
	March 1, 2024	—	—		—	—	—		—	2,796	(10)	308,874
	March 1, 2025	—	—		—	—	3,484		384,877
	March 1, 2025	—	—		—	—	—		—	2,321	(11)	256,401
	March 1, 2025	—	—		—	—	—		—	2,631	(12)	290,647
Aron Willis	June 30, 2025						5,434	(8)	600,294

(1)
The market value is based on the closing price of our Common Stock on December 31, 2025, which was the last trading day of Fiscal 2025, of $110.47, multiplied by the number of underlying shares of Common Stock.
(2)
Represents SARs, 75% of which already vested and the remaining 25% of which vest on the fourth anniversary of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(3)
Represents RSUs which vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(4)
Represents the 2022 PSUs, which were eligible to be earned based on the relative TSR over a three-year performance period and, to the extent earned, were vested, or will vest, 25% on each of the first, second, third and fourth anniversaries of the grant date. Such PSUs were earned in March 2025 and 75% of the PSUs earned were immediately vested. In accordance with SEC rules, the number of shares reported in this column reflects the remaining 25% of the earned PSUs, which remained subject to time-based vesting as of December 31, 2025 (and ultimately time-vested on March 1, 2026).
(5)
Represents RSUs which vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(6)
Represents the number of TSR PSUs that are eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2025, this table shows the number of shares underlying the outstanding TSR PSU award assuming a payout at the target level. The PSUs vest 25% on each of the first, second, third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each TSR PSU represents the right to receive one share of Common Stock upon vesting.
(7)
Represents the number of MW PSUs that are eligible to vest, based on our MW targets from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the commercial operations date MW progress through the end of Fiscal 2025, this table shows the number of shares underlying the outstanding MW PSU award assuming a payout at the target level. The MW PSUs vest 25% on each of the first, second, third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting MW growth performance as of the third anniversary of the grant date). Each MW PSU represents the right to receive one share of Common Stock upon vesting.
(8)
Represents RSUs which vest 33.33% on each of the first and second anniversary of the grant date and 33.34% on the third anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(9)
Represents the number of TSR PSUs that are eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2027, this table shows the number of shares underlying the outstanding TSR PSU award assuming a payout at the threshold level. The PSUs vest 33.3% on each of the first, second and third anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each TSR PSU represents the right to receive one share of Common Stock upon vesting.
(10)
Represents the number of MW PSUs that are eligible to vest, based on our MW targets from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the commercial operations date MW progress through the end of Fiscal 2027, this table shows the number of shares underlying the outstanding MW PSU award assuming a payout at the target level. The MW PSUs vest 33.3% on each of the first, second and third anniversaries of the grant date (with the total amount ultimately vested reflecting MW growth performance as of the third anniversary of the grant date). Each MW PSU represents the right to receive one share of Common Stock upon vesting.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 55

I EXECUTIVE COMPENSATION TABLES

NON-QUALIFIED DEFERRED COMPENSATION

(11)
Represents the number of TSR PSUs that are eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2028, this table shows the number of shares underlying the outstanding TSR PSU award assuming a payout at the target level. The PSUs vest 33.3% on each of the first, second and third anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each TSR PSU represents the right to receive one share of Common Stock upon vesting.
(12)
Represents the number of MW PSUs that are eligible to vest, based on our MW targets from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the commercial operations date MW progress through the end of Fiscal 2028, this table shows the number of shares underlying the outstanding MW PSU award assuming a payout at the target level. The MW PSUs vest 33.3% on each of the first, second and third anniversaries of the grant date (with the total amount ultimately vested reflecting MW growth performance as of the third anniversary of the grant date). Each MW PSU represents the right to receive one share of Common Stock upon vesting.

OPTION EXERCISES AND STOCK VESTED IN 2025

The following table provides information regarding the exercise of SARs and vesting of RSUs held by our NEOs during the year ended December 31, 2025.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)

Doron Blachar	45,365	1,420,378	12,678	887,586

Assaf Ginzburg	25,524	673,068	6,624	463,610

Jessica Woelfel	19,290	487,427	3,698	294,539

Ofer Ben Yosef	24,571	1,137,210	4,209	258,781

Aron Willis	—	—	—	—

(1)
Represents the gross number of shares of Common Stock underlying exercised SARs. The net number of shares of Common Stock acquired by Mr. Blachar, Mr. Ginzburg, Ms. Woelfel, and Mr. Ben Yosef in connection with the exercised SARs was 14,994 shares, 7,066 shares, 4,899 shares, and 9,890 shares, respectively.
(2)
The value realized on exercise of Mr. Blachar's, Mr. Ginzburg's, Ms. Woelfel's, and Mr. Ben Yosef's SARs awards is based on the net number of shares received upon exercise multiplied by the difference between the closing market price of our Common Stock on the date of the exercise of the SAR award and the exercise price of the SARs.
(3)
Value realized on vesting is based on the fair market value of closing market price of our Common Stock at the time of vesting and includes the value of payments in lieu of fractional shares.

PENSION PLANS

We did not maintain a pension plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2025.

NON-QUALIFIED DEFERRED COMPENSATION

We did not maintain a non-qualified deferred compensation plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2025.

56 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES I

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

For 2025, our named executive officers were entitled to certain benefits upon a termination and/or change in control. For a discussion of the treatment of termination upon death or disability, termination with Cause (defined in the applicable underlying documents) and voluntary termination, which are governed by the NEOs' employment agreements and equity award agreements and the Company's Management Plan, see "Executive Compensation Tables - Employment Agreements."

The Company maintains a Change in Control Severance Plan (the "Severance Plan") that governs terminations in connection with a change in control. Pursuant to the Severance Plan, in the event that certain management employees’, including the NEOs (the “Eligible Participants”), employment is terminated by the Company without Cause or an Eligible Participant resigns for Good Reason, in each case, within three months prior to and 24 months following a Change in Control, other than due to death or Disability (all as defined in the Severance Plan) and subject to the effectiveness of a release and continued compliance with restrictive covenants, the Eligible Participant is entitled to the following: (i) cash severance payable in a lump sum equal to 200% or 150% (depending on if the Eligible Participant is designated as tier 1 or 2, respectively) of the sum of his/her base salary and target bonus; (ii) payment of a prorated target bonus in respect of the year of termination payable in a lump sum; (iii) for U.S. participants, eligibility for monthly reimbursements of COBRA premiums for 18 months; and (iv) accelerated vesting of all equity awards that were outstanding as of the Change in Control, with any performance-vesting awards to be deemed vested at actual level of performance determined at the time of such termination (or target level if actual performance cannot reasonably be determined). The Severance Plan supersedes the severance provisions in connection with a Change in Control previously applicable to the NEOs described above who have chosen to participate.

The severance benefits discussed in this section are in lieu of any other severance benefits to which the participant may be entitled in connection with a Change in Control, except for certain statutory severance entitlements under Israeli law. As a condition of participation, Eligible Participants must execute and comply with restrictive covenants, which generally provide for post-termination non-competition and employee and customer non-solicit restrictions for periods of 12 or 18 months for tiers 1 and 2 respectively, as well as perpetual confidentiality and non-disparagement provisions. Mr. Blachar is designated as Tier 1 and all of our other NEOs are designated as Tier 2, and each have elected to participate in the Severance Plan.

You should refer to the Severance Plan, filed as an exhibit to the Company’s Annual Report on Form 10-K for Fiscal 2025, for the actual definitions.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 57

I EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Required Tabular Disclosure for Potential Payments as of December 31, 2025

As required by SEC rules, this section reflects the amount of compensation that would have been payable to each of our NEOs in the event of termination of such executive’s employment, assuming the termination occurred effective as of December 31, 2025.

The following table presents potential payouts to our NEOs at year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2025, when the closing price of our Common Stock was $110.47 per share as of December 31, 2025. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. In addition to the amounts reported below, our Israel-based NEOs are entitled to continued health, social and other benefits provided by law in connection with a termination of employment by the Company without cause.

Name and Principal Position	Death or Disability(1) ($)	Termination of Employment by the Company without Cause(2) ($)	Voluntary Termination of Employment by Employee(3) ($)	Termination in Connection with a Change in Control(4) ($)

Doron Blachar
Accelerated vesting of equity awards	9,201,267	—	—	9,201,267

Cash Payments	816,000	1,109,052	816,000	3,620,206

Assaf Ginzburg
Accelerated vesting of equity awards	4,038,673	—	—	4,038,673

Cash Payments	413,000	590,667	413,000	1,832,000

Jessica Woelfel
Accelerated vesting of equity awards	2,261,321	—	—	2,261,321

Cash Payments	303,000	464,077	303,000	1,482,347

Ofer Ben Yosef
Accelerated vesting of equity awards	2,481,929	—	—	2,481,929

Cash Payments	302,000	442,333	302,000	1,386,500

Aron Willis
Accelerated vesting of equity awards	600,404	—	—	600,404

Cash Payments	136,000	155,410	136,000	1,102,347

(1)
Upon the death of an NEO, such NEO will be entitled to accelerated vesting of certain equity awards, which include the value of all RSUs and PSUs outstanding at December 31, 2025, with target performance assumed for PSUs, in accordance with the terms of the award agreements. The cash payments amounts include the Fiscal 2025 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant’s employment terminates as a result of death or disability, the participant’s beneficiary will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements.
(2)
The cash payments include (i) continued monthly salary for each of the NEOs during the notice provision (in the case of Ms. Woelfel, her entitlement to salary continuation) included in their employment agreements in the event of a termination of employment on December 31, 2025, which is six months for Mr. Blachar and four months for each of Mr. Ginzburg, Mr. Ben Yosef and Ms. Woelfel, (ii) the Fiscal 2025 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant is terminated without cause, he or she will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements, and (iii) and for Ms. Woelfel and Mr. Willis, the estimated value of four months of COBRA reimbursements.
(3)
We have entered into “Section 14 arrangements,” contained in the employment agreements of each of our NEOs based in Israel, pursuant to which we make monthly contributions to fund any severance payments that are required under Israeli law. Without these arrangements, the NEOs would be entitled to receive severance payments only in the event their employment was terminated by the Company. The effect of the Section 14 arrangements is that the NEOs based in Israel will receive the severance payments in the event they terminate their employment with the Company for any reason; however, the amount the NEOs would receive under the Section 14 arrangements is not able to be determined. The cash payments amounts included in this column represent the severance payments to the NEOs pursuant to the Fiscal 2025 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant’s employment is terminated for any reason, other than by the Company for cause, he or she will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements, and will be increased for the NEOs based in Israel based on the amount they would receive under the Section 14 arrangements.
(4)
Reflects the benefits that would have been to our NEOs pursuant to the Severance Plan described above in the event of a termination on December 31, 2025 as follows: (i) cash severance payable in a lump sum equal to 200% (for Mr. Blachar) and 150% (for the other NEOs) of the sum of the NEO’s base salary and target bonus (for purposes of this table, estimated to equal the annual bonus actually paid for the 2025 fiscal year); (ii) target bonus for fiscal 2025 (for purposes of this table, estimated to equal the annual bonus actually paid for the2025 fiscal year); (iii) for Ms. Woelfel and Mr. Willis, the estimated value of 18 months of COBRA reimbursements; and (iv) the value of all unvested equity awards outstanding as of December 31, 2025, with any performance-criteria calculated at target level.

58 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PAY RATIO

CEO PAY RATIO

Our CEO, Doron Blachar, had Fiscal 2025 total compensation of $3,618,005 as reflected in the Summary Compensation Table included above. We estimate that the median of the annual total compensation of Ormat employees for the year ended December 31, 2025 was $118,418. For purposes of this calculation, our global employee population consisted of 769 U.S. and 804 non-U.S. employees on December 31, 2025. As a result, Mr. Blachar’s annual total compensation was approximately 31 times that of the median annual total compensation of all employees.

IDENTIFYING THE MEDIAN EMPLOYEE

We identified the median employee using compensation information derived from our payroll records. Our methodology in calculating the annual total compensation for regular employees (other than our CEO) included salary, social benefits, health insurance and cash bonus. Accordingly, the calculation included the following compensation components in the following jurisdictions: (a) in the United States, annual total compensation included salary, health insurance (employer’s portion) and 401(k) plan (employer’s portion); (b) in Israel, annual total compensation included salary, bonus (including discretionary bonus) and social benefits; and (c) in jurisdictions where we have employees other than in the United States and Israel, annual total compensation included salary, bonus and social benefits. Equity awards that were exercised or that vested during 2025 were included in the calculation of annual total compensation, as shown in our payroll and human resource records for 2025.

In identifying the median employee and determining total compensation or any elements of total compensation, we did not make any cost-of-living adjustments or any other material assumptions, adjustments or estimates, except as otherwise disclosed herein.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 59

PAY VERSUS PERFORMANCE

Pursuant to Item 402(v) of Regulation S-K, we are providing the following information about the relationship between (i) executive “compensation actually paid” to the Company’s chief executive officer and other named executive officers and (ii) certain aspects of the financial performance of the Company.

The Compensation Committee does not in practice use “compensation actually paid” as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.” The below disclosure is provided only to comply with applicable SEC rules.

PAY VERSUS PERFORMANCE TABLE

					Value of Initial Fixed $100 Investment Based On(4)

Year(1)	Summary Compensation Table Total for PEO (2) ($)	Compensation Actually Paid to PEO (3) ($)	Average Summary Compensation Table Total for Other NEOs(1) ($)	Average Compensation Actually Paid to Other NEOs(3) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income ($000)	Adjusted EBITDA(6) ($000)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	3,618,005	8,906,434	1,370,482	2,686,373	148.20	89.50	126,990	581,985

2024	3,820,182	3,072,297	1,437,391	1,195,493	90.9	58.7	131,241	550,455

2023	3,058,576	2,152,769	1,262,912	932,504	101.70	87.10	133,137	481,741

2022	2,057,159	2,830,554	1,134,725	1,453,939	116.05	111.98	77,795	435,463

2021	1,074,687	197,417	563,282	194,105	106.41	208.65	76,077	401,444

(1)
Mr. Doron Blachar has served as our Principal Executive Officer (“PEO”) for each of 2025, 2024, 2023, 2022 and 2021. Our other NEOs for the applicable fiscal years are labeled as “Other NEOs” and are as follows:

• 2025: Assaf Ginzburg, Ofer Ben Yosef, Jessica Woelfel, and Aron Willis.

• 2024: Assaf Ginzburg, Shimon Hatzir, Ofer Ben Yosef and Jessica Woelfel.

• 2023: Assaf Ginzburg, Shimon Hatzir, Ofer Ben Yosef and Jessica Woelfel.

• 2022: Assaf Ginzburg, Shlomi Argas, Shimon Hatzir and Ofer Ben Yosef.

• 2021: Assaf Ginzburg, Shlomi Argas, Shimon Hatzir and Ofer Ben Yosef.

(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year for Mr. Blachar and (ii) the average of the total compensation reported in the SCT for the applicable year for our Other NEOs.
(3)
Amounts reported in these columns represent the amount of “Compensation Actually Paid” (“CAP”) as computed in accordance with Item 402(v) of Regulation S‑K. A reconciliation of the adjustments for PEOs and for the average of the Other NEOs is set forth in the following table. The CAP amounts do not reflect the actual amount of compensation earned by or paid to the PEOs or Other NEOs in the applicable year. In accordance with the requirements of Item 402(v) of Regulation S‑K, the following adjustments were made to each applicable executive officer’s total compensation reported in the SCT for each year to determine the CAP:

60 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PAY VERSUS PERFORMANCE I

PAY VERSUS PERFORMANCE TABLE

	2025		2024		2023		2022		2021

	PEO	Average Other	PEO	Average Other NEOs	PEO	Average Other NEOs	PEO	Average Other NEOs	PEO	Average Other NEOs

Summary Compensation Table Total	$3,618,005	$1,370,482	$3,820,182	$1,437,391	$3,058,576	$1,262,912	$2,057,159	$1,134,725	$1,074,687	$563,282

Less Fair Value of Stock Awards and Option Awards Reported in SCT for the Covered Year	(2,000,000)	(643,750)	(2,500,000)	(706,250)	(1,800,000)	(625,000)	(900,000)	(468,750)	—	—

Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	3,447,998	1,064,906	2,134,534	602,991	1,542,619	535,630	1,286,723	661,194	—	—

Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	3,726,141	856,058	(217,300)	(96,001)	(470,447)	(197,457)	319,048	136,611	(658,791)	(310,336)

Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Covered Year	—	—	—	—	—	—	—	—	—	—

Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	114,290	38,677	(165,119)	(42,637)	(177,979)	(43,582)	67,624	(9,840)	(218,479)	(58,841)

Less Fair Value at the End of the Prior Year of Equity Awards that Were Forfeited Due to Failure to Meet Vesting Conditions in the Covered Year	—	—	—	—	—	—	—	—	—	—

Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	—	—	—	—	—	—	—	—	—	—

Compensation Actually Paid	8,906,434	2,686,373	3,072,297	1,195,493	2,152,769	932,504	2,830,554	1,453,939	197,417	194,105

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the covered year.
ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 61

I PAY VERSUS PERFORMANCE

RELATIONSHIP BETWEEN CAP AND CERTAIN FINANCIAL MEASURES

(4)
TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The TSR assume $100 was invested at the close of market on December 31, 2020 in our Common Stock, and assumes the reinvestment of any dividends.
(5)
“Peer Group” represents the PBW - Invesco WilderHill Clean Energy ETF. The Peer Group TSR assumes $100 was invested at the close of market on December 31, 2020 in the stocks of the companies included in the PBW - Invesco WilderHill Clean Energy ETF, and assumes the reinvestment of any dividends.
(6)
Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and accretion, adjusted for the following: (i) mark-to-market gains or losses from accounting for derivatives; (ii) stock-based compensation; (iii) merger and acquisition transaction costs; (iv) allowance for bad debts; (v) cost related to settlement agreements; (vi) impairment of long-lived assets; and (vii) write-off of unsuccessful exploration activities.

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link NEO compensation to Company performance. Each performance metric below is used for purposes of determining payouts under either our Management Plan or vesting of our PSUs. Please see “Compensation Discussion and Analysis” for a further description of these performance metrics (including, in the case of Adjusted EBITDA, how it is calculated) and how they are used in our executive compensation program. As noted above, we do not in practice use any performance measures to link “compensation actually paid” (as calculated herein) to Company performance. However, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation Committee to determine NEO compensation, as more fully described in “Compensation Discussion and Analysis.”

Most Important Financial Performance Measures
Adjusted EBITDA
Revenue
Relative TSR
Megawatt Growth

RELATIONSHIP BETWEEN CAP AND CERTAIN FINANCIAL MEASURES

Relationship between CAP and GAAP Net Income

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the Other NEOs and (ii) our GAAP Net Income for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship between CAP and GAAP Net Income

62 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PAY VERSUS PERFORMANCE I

RELATIONSHIP BETWEEN CAP AND CERTAIN FINANCIAL MEASURES

Relationship Between CAP and Adjusted EBITDA (our Company-Selected Measure)

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the Other NEOs and (ii) our Adjusted EBITDA for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship between CAP and Adjusted EBITDA

Relationship Between CAP and TSR

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the other NEOs, (ii) our TSR, and (iii) our Peer Group TSR for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship between CAP and TSR

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 63

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN, A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), to serve as our independent registered public accounting firm for 2026.

Stockholder approval is not required to appoint PwC as the independent registered public accounting firm for 2026. Our Board believes, however, that submitting the appointment of PwC to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our stockholders.

As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and the Audit Committee Chair are directly involved in the selection of PwC’s lead audit partner. PwC has served as the Company’s independent registered public accounting firm since 2018. The Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

We expect that a representative from PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following tables set forth the aggregate fees billed to us for Fiscal 2025 and Fiscal 2024 by PwC member firms:

	2025 ($)	2024 ($)

Audit Fees(1)	3,966,308	3,720,966

Audit-Related Fees(2)	53,000	80,000

Tax Fees(3)	492,298	894,658

Total:	4,511,606	4,695,654

(1)
Audit Fees represent the aggregate fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our Form 10-Q filings, SEC registration statements and other filings, and services that are normally provided in connection with our statutory and regulatory filings.
(2)
Audit-Related Fees represent the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and that are not reported under (1) above. In 2025, Audit-Related Fees consisted of fees for attestation services that are not required by statute or regulation. In 2025, Audit-Related Fees also consisted of fees related to the assessment of compliance with professional standards in connection with M&A activity and an equity investment.
(3)
Tax Fees represent the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

64 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM I

AUDIT COMMITTEE PRE‑APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm in Fiscal 2025 and Fiscal 2024 were pre-approved by the Audit Committee of our Board, which concluded that the provision of such services by PwC member firms was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for pre-approval of audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, except as would be considered de minimis under Exchange Act rules. A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2025 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed these documents with the independent registered public accounting firm, as well as other matters related to the independent registered public accounting firm’s independence from management and the Company (including also considering whether the independent registered public accounting firm’s provision of tax services to the Company is consistent with maintaining the independent registered public accounting firm’s independence). The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for Fiscal 2025, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Michal Marom, Chair
Ravit Barniv
Karin Corfee
Byron G. Wong

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 65

TRANSACTIONS WITH RELATED PERSONS

There were no related person transactions to which we have been or were a party since January 1, 2025 that are required to be reported under Item 404(a) of Regulation S-K.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof) and adopted a written policy on transactions with related persons. Under this policy:

•
any related person transaction, and any material amendment or modification to a related person transaction, in which the amount involved exceeds $120,000, in each case which are required to be disclosed pursuant to Item 404(a) of Regulation S-K or approved pursuant to NYSE rules, must be reviewed and approved or ratified by the Audit Committee or by the disinterested members of the Board; and
•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the Audit Committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the related person’s interest in the transaction, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction or, in the case of indebtedness, the amount of principal, the approximated dollar value of the related person’s interest in the transaction and any other material information regarding the related person or the transaction;

•
management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•
management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•
management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Audit Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider all relevant facts and circumstances, including, but not limited to whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the NYSE.

66 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2025:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)

Equity Compensation plans approved by security holders	930,771	$70.7	2,145,870

Equity Compensation plans not approved by security holders	—	—	—

Total	930,771	$70.7	2,145,870

(1)
Includes outstanding stock options, SARs, RSUs and PSUs issued pursuant to the 2012 Incentive Compensation Plan (the “2012 ICP”) and the 2018 ICP. Pursuant to SEC guidance, the number of unearned PSUs included is at the maximum payout level.
(2)
Since RSU and PSU awards have no exercise price, they are not included in the weighted-average exercise price calculation in this column.
(3)
Includes shares available for future grant under the 2018 ICP. No further awards have been, or may be, granted under the 2012 ICP.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of April 8, 2026 for:

•
each person known to us to own beneficially 5% or more of our outstanding Common Stock;
•
each of our directors or director nominees;
•
each of our named executive officers; and
•
all of our directors, and executive officers as a group.

As of April 8, 2026, there were 61,453,555 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities, including SARs and/or RSUs, of which that person has a right to acquire beneficial ownership (i) within 60 days of April 8, 2026, or (ii) in the case of directors or executive officers, upon termination of service other than for death, disability or involuntary termination. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owners of More than 5%	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

BLACKROCK, INC.	8,213,204	(1)	13.4%

THE VANGUARD GROUP	—	(2)	—%

DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS

ISAAC ANGEL††	50,113	(3)	*

RAVIT BARNIV†	3,519	(4)	*

KARIN CORFEE††	6,427	(5)	*

DAVID GRANOT††	14,206	(6)	*

MICHAL MAROM††	6,427	(7)	*

DAFNA SHARIR††	16,701	(8)	*

STANLEY B. STERN††	18,714	(9)	*

BYRON G. WONG††	21,706	(10)	*

DORON BLACHAR†	100,430	(11)	*

ASSAF GINZBURG†	42,787	(12)	*

JESSICA WOELFEL††	10,672	(13)	*

OFER BEN YOSEF†	8,888	(14)	*

ARON WILLIS††	8,897	(15)	*

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (13 PERSONS)	309,487	(16)	*

† c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel.

†† c/o Ormat Technologies, Inc., 6884 Sierra Center Pkwy., Reno, Nevada 89511.

*
Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)
Based on Schedule 13G/A (Amendment No. 10) filed with the SEC on April 29, 2025 by BlackRock Inc. (“Blackrock”). Includes, as of March 31, 2025, 8,213,204 shares beneficially owned, consisting of 8,090,672 shares as to which BlackRock has sole voting power and 8,213,204 shares to which BlackRock has sole dispositive power. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.
(2)
Based on Schedule 13G/A (Amendment No. 9) filed with the SEC on March 6, 2025 by The Vanguard Group (“Vanguard”). Includes, as of February 28, 2025, 6,060,547 shares beneficially owned, consisting of 37,045 shares as to which Vanguard has shared voting power, 5,955,893 shares as to which Vanguard has sole dispositive power and 102,654 shares as to which Vanguard

68 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

DELINQUENT SECTION 16(A) REPORTS I

has shared dispositive power. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over our Common Stock that is beneficially owned by various subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis).
(3)
Includes 2,445 shares of Common Stock underlying RSUs.
(4)
Includes 1,766 shares of Common Stock underlying RSUs.
(5)
Includes 1,766 shares of Common Stock underlying RSUs.
(6)
Includes 1,766 shares of Common Stock underlying RSUs.
(7)
Includes 1,766 shares of Common Stock underlying RSUs.
(8)
Includes 1,766 shares of Common Stock underlying RSUs.
(9)
Includes 1,315 shares of Common Stock underlying SARs and 1,766 shares of Common Stock underlying RSUs.
(10)
Includes 1,766 shares of Common Stock underlying RSUs.
(11)
Includes 16,524 shares of Common Stock underlying RSUs and 3,396 shares of Common Stock underlying PSUs.
(12)
Includes 12,841 shares of Common Stock underlying RSUs and 1,604 shares of Common Stock underlying PSUs.
(13)
Includes 9,320 shares of Common Stock underlying RSUs and 850 shares of Common Stock underlying PSUs.
(14)
Includes 7,944 shares of Common Stock underlying RSUs and 944 shares of Common Stock underlying PSUs.
(15)
Includes 8,897 shares of Common Stock underlying RSUs.
(16)
Includes, in the aggregate, 1,315 shares of Common Stock underlying SARs, 70,333 shares of Common Stock underlying RSUs, and 6,794 shares of Common Stock underlying PSUs which are owned by all directors, director nominees and executive officers.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and certain persons who beneficially own more than 10% of our Common Stock file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities.

Based solely on a review of the copies of Forms 3, 4 and 5 filed with the SEC and on written representations from certain reporting persons, we believe that during Fiscal 2025, our directors, executive officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, except that Mr. Wong filed an amendment to a prior Form 4 to correct the number of shares withheld to cover certain tax obligations.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 69

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on June 2, 2026, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

How can I attend and vote at the Annual Meeting?

To be admitted to the Annual Meeting, go to https://edge.media-server.com/mmc/p/p3grfokd. In order to gain access, stockholders of record as of the Record Date of April 8, 2026 should click on “I have a login,” enter the control number found on your proxy card, voting instruction form or notice you previously received and enter the password “ormat2026” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, to be admitted to the Annual Meeting, you may also need to obtain a legal proxy from your broker, bank or other nominee, reflecting the number of shares of Common Stock of the Company you held as of the Record Date, and send that along with your name and email address, and a request for registration to Equiniti Trust Company, LLC: (1) by email to proxy@equiniti.com; (2) by facsimile to (718) 765-8730; or (3) by mail to Equiniti Trust Company, LLC, Attn: Proxy Tabulation Department, 55 Challenger Road, Suite 200B 2nd Floor, Ridgefield Park, NJ 07660. Requests for registration must be labeled as “Legal Proxy” and be received by Equiniti Trust Company, LLC no later than 5:00 p.m. Eastern Daylight Time on May 28, 2026.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions real-time via the meeting website https://edge.media-server.com/mmc/p/p3grfokd. We are limiting questions to one per stockholder unless time otherwise permits. We will be answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•
By Internet - You may submit your proxy by going to www.voteproxy.com and follow the on-screen instructions or scan the QR code on your Notice or proxy card with your smartphone. You will need the Notice or proxy card in order to vote by Internet.
•
By Telephone - You may submit your proxy by using a touch-tone telephone to call toll-free +1 (800) 776-9437 in the United States or +1 (201) 299-4446 from foreign countries and following the instructions. You will need the Notice or proxy card in order to vote by telephone.
•
By Mail - You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on June 1, 2026 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 2, 2026.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are three proposals scheduled to be voted on:

•
Proposal 1: elect the eight director nominees listed in this Proxy Statement (the “Nominee Proposal”);
•
Proposal 2: approve the compensation of our NEOs on an advisory basis (the “Say-on-Pay Proposal”); and
•
Proposal 3: ratify the appointment of PwC as our independent registered public accounting firm for 2026 (the “Ratification Proposal”).

70 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING I

Members of our management team and a representative of PwC will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Ormat’s Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 61,453,555 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his, her or its name. Shares held in “street name” are shares that are held in the name of a bank or broker on a person’s or entity’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held in street name, the Notice will be forwarded to you by your bank or brokerage firm, along with a voting instruction card. You may vote by directing your bank or brokerage firm how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail as indicated below.

Under the NYSE rules, if you do not give instructions to your bank or brokerage firm, it may vote on matters that NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal and Say-on-Pay Proposal are not considered to be routine matters, so the broker or bank cannot vote your shares on the Nominee Proposal and Say-on-Pay Proposal unless you provide voting instructions for each of these matters. If you do not provide voting instructions on a “non-routine” matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” “Broker non-votes” will have no impact on the outcome of the Nominee Proposal or the Say-on-Pay Proposal, but will count toward a quorum at the Annual Meeting. For more information, see “—How many shares must be present to hold the Annual Meeting?”

As a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a proxy form from your broker or bank to use at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice or proxy card at the same time?

It generally means you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Can I change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a record holder of shares, you may revoke your proxy or change your vote at any time before it is actually voted:

•
by signing and delivering another proxy with a later date that is received no later than June 2, 2026;
•
by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on June 1, 2026;
•
by sending a written statement to that effect to the Company’s Corporate Secretary, provided that such statement is received no later than June 2, 2026; or
•
by voting via the Internet at the Annual Meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance via the Internet at the Annual Meeting will not, by itself, revoke your proxy.

What will be the result if I submit my executed proxy card without making specific instructions?

If you are the record holder of shares and properly submit an executed proxy card without making specific instructions, your shares will be voted in the manner recommended by our Board of Directors as follows: “FOR” each of the eight director nominees (the Nominee Proposal); “FOR” the ratification of the appointment of our independent registered public accounting firm (the Ratification Proposal); and “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (the Say-on-Pay Proposal). If any other matters not included in this Proxy Statement properly come before the meeting, the shares

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 71

I QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

represented by the proxy will be voted by the holders of the proxies in accordance with their best judgment to the extent permitted by Rule 14a-4(c) under the Exchange Act. The proxy may be removed at any time prior to exercise by the means discussed above in “—Can I change my vote after I submit my proxy?”

Who will count the votes?

Ormat’s transfer agent, Equiniti Trust Company, LLC, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has also retained Sodali & Co. to assist with the solicitation of proxies for a fee of $7,500, plus reimbursement for out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The list will be available for 10 days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m. Pacific Time, at our principal executive offices at 6884 Sierra Center Pkwy., Reno, Nevada 89511, by contacting the Corporate Secretary at (775) 356-9029.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed	Impact of Abstain Vote
Proposal 1 – Nominee Proposal	Majority of votes cast – “FOR” must exceed “AGAINST” votes	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Proposal 2 – Say-on-Pay Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”
Proposal 3 – Ratification Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”

72 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

HOUSEHOLDING OF PROXIES

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please contact us at Ormat Technologies, Inc., 6884 Sierra Center Pkwy., Reno, Nevada 89511, Attention: Corporate Secretary or (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

ADDITIONAL FILINGS

The Company’s reports on Forms 10-K, 10-Q, and 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Clawback Policy, Insider Trading Policy, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Investment Committee Charter, and Sustainability Committee Charter and amendments thereto are also available at our website, as described above.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (775) 356-9029.

ANNUAL REPORT TO STOCKHOLDERS

Additional copies of our Annual Report to Stockholders for the fiscal year ended December 31, 2025 and copies of our Annual Report on Form 10‑K for Fiscal 2025 as filed with the SEC are available to stockholders without charge upon written request addressed to Ormat Technologies, Inc., Attention: Investor Relations, 6884 Sierra Center Pkwy., Reno, Nevada 89511.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 73

I OTHER INFORMATION

INSIDER TRADING POLICY

INSIDER TRADING POLICY

We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations. For more information on compensation-related aspects of this policy, see “Compensation Discussion and Analysis—Compensation Governance—Other Compensation-Related Policies and Procedures—Equity Grant Procedures.” It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our insider trading policy is attached as Exhibit 19.1 to our 2025 Annual Report on Form 10-K for Fiscal 2025.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company and must be received no later than December 22, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination and provide the information and satisfy the other requirements set forth in the bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be delivered no earlier than February 2, 2027 and no later than March 4, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must deliver any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2027 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made. The notice must contain the information required by our bylaws, and the stockholder(s) must comply with the information and other requirements in our bylaws. Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b) (2) and Rule 14a-19(b)(3) under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees).

Notices of any proposals or nominations for the Company’s 2027 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6884 Sierra Center Pkwy., Reno, Nevada 89511.

74 ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT

CAUTIONARY NOTE REGARDING
FORWARD-LOOKING STATEMENTS

This proxy statement contains statements relating to current expectations, estimates, forecasts and projections about future events, including sustainability-related targets, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, as well as goals related to sustainability initiatives, are forward-looking statements. When used in this proxy statement, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “target”, “goal”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends.

Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties, including our assumptions not being realized, our ability to execute our strategies in the time frame expected or at all, changing government regulations, scientific or technological developments, climate-related conditions and weather events, our ability to gather and verify data regarding environmental impacts, the compliance of various third parties with our policies and procedures, and our expansion into new products, services, and geographic regions, as well as the risks, uncertainties and other factors described under “Risk Factors” in Ormat’s Annual Report on Form 10‑K for Fiscal 2025 filed with the SEC on February 26, 2026 and in quarterly reports on Form 10-Q that are filed from time to time with the SEC.

The inclusion of information in this proxy statement should not be construed as a characterization regarding the materiality or financial impact of that information. Moreover, this proxy statement may use certain terms, including those that GRI Standards, SASB or TCFD or others may refer to as “material,” to reflect the issues or priorities of Ormat and its stakeholders. Used in this context, however, these terms are distinct from, and should not be confused with, the terms “material” and “materiality” as defined by or construed in accordance with securities, or other, laws or as used in the context of financial statements and reporting.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC. I 2026 PROXY STATEMENT 75

Helpful Resources

CONTACT INFORMATION

Questions for the Board, any of the directors or committees of the Board should be directed to:

Ormat Technologies, Inc.

c/o Jessica Woelfel

General Counsel, Chief Compliance Officer,
and Corporate Secretary

6884 Sierra Center Parkway

Reno, NV 89511

Concerns may be raised on a confidential or anonymous basis by telephone or online. To raise a concern online or for dialing instructions, please go to www.ethicspoint.com.

ANNUAL MEETING INFORMATION

The Proxy Statement -

https://www.astproxyportal.com/ast/13766

Online voting (US) - www.voteproxy.com

Online voting (Israel) - https://votes.isa.gov.il

Annual Meeting Webcast - https://edge.media-server.com/mmc/p/p3grfokd

INVESTOR TOOLS

ORMAT INFORMATION

Company Website - www.ormat.com

Board of Directors - https://www.ormat. com/en/company/welcome/leadership

Executive Management - https://www. ormat.com/en/company/welcome/ leadership

Corporate Governance Documents - https://www.ormat.com/en/company/ welcome/governance

Sustainability Information - https://www. ormat.com/en/sustainability/overview/main

https://investor.ormat.com/corporate-profile/default.aspx

Web links throughout this document are provided for convenience only, and the contents on the reference website are not part of or otherwise incorporated by reference into this Proxy Statement.

ORMAT TECHNOLOGIES, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2026, AT 9:00 AM EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) Doron Blachar, Chief Executive Officer, Assaf Ginzburg, Chief Financial Officer, and Jessica Woelfel, Corporate Secretary, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on April 8, 2026, at the Annual Meeting of Stockholders to be conducted via live audio webcast, at edge.media-server.com/mmc/p/p3grfokd (Password: ormat2026) on June 2, 2026, at 9:00 AM Eastern Time, and at any adjournments or postponements thereof, upon the matters set forth in the accompanying proxy materials. The undersigned stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability and proxy materials, and revoke(s) any proxy or proxies heretofore given to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 14475 1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of ORMAT TECHNOLOGIES, INC. To Be Held On: June 2, 2026, 9:00 AM Eastern Time attend virtually at edge.media-server.com/mmc/p/p3grfokd (Password: ormat2026) COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 18, 2026. Please visit www.astproxyportal.com/ast/13766, where the following materials are available for view: Proxy Statement Annual Report to security holders Proxy Card TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) +1-201-299-6210 (worldwide) TO REQUEST MATERIAL: TO VOTE: E-MAIL: helpAST@equiniti.com WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting. VIRTUALLY AT THE MEETING: The Company will be hosting the meeting virtually this year. To attend the virtual meeting, please visit edge.media-server.com/mmc/p/p3grfokd and be sure to have your control number available. The meeting password is ormat2026. TELEPHONE: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide and follow the instructions. Have this notice available when you call. MAIL: You may request a card by following the instructions above. 1. To elect the eight director nominees listed below to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders. NOMINEES: (A) Isaac Angel (B) Ravit Barniv (C) Karin Corfee (D) David Granot (E) Michal Marom (F)Dafna Sharir (G) Stanley B. Stern (H) Byron G. Wong 2. To approve, in a non-binding, advisory vote, the compensation of our named executive officers. 3. To ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for 2026. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. Please note that you cannot use this notice to vote by mail.